As filed with the Securities and Exchange Commission on November 25, 2024

File No. 000-56697

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

WHITE OAK SECURED ASSET LENDING FUND, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or registration)	92-1347556 (I.R.S. Employer Identification No.)

3 Embarcadero Center 5th Floor San Francisco, CA (Address of principal executive offices)	94111 (Zip Code)

(415) 644-4100

(Registrant’s telephone number, including area code)

with copies to:

Andre Hakkak White Oak Global Advisors, LLC 3 Embarcadero Center Suite 550 (5th Floor) San Francisco, CA 94111 (415) 644-4100	Vadim Avdeychik, Esq. Clifford Cone, Esq. Clifford Chance US LLP Two Manhattan West 375 9th Avenue New York, NY 10001 (212) 878-3055

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common shares of beneficial interest, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	Do not check if a smaller reporting company)	Smaller reporting company	☐

			Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

EXPLANATORY NOTE

White Oak Secured Asset Lending Fund, Inc. is filing this registration statement on Form 10 (this “Registration Statement”) under the Securities Exchange Act of 1934, as amended (the “1934 Act” or the “Exchange Act”), on a voluntary basis and has filed an election to be regulated as a business development company (a “BDC”), under the Investment Company Act of 1940, as amended (the “Investment Company Act” or the “1940 Act”). In this Registration Statement, each of the “Company,” “we,” “us,” and “our” refers to White Oak Secured Asset Lending Fund, Inc., and the “Investment Advisor” refers to White Oak Global Advisors, LLC, unless otherwise specified. Investment Advisor may manage one or more additional BDCs or accounts (collectively, the “Other BDCs and Related Entities”) in the future. The term “shareholders” refers to holders of our common shares, $0.001 par value per share (“Common Shares”).

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. As a result, we are eligible to take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies including, but not limited to, not being subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the 1934 Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the 1934 Act applicable to issuers filing registration statements pursuant to Section 12(g) of the 1934 Act. Upon the effectiveness of this Registration Statement, we will also be subject to the proxy rules in Section 14 of the 1934 Act, and we and our directors, officers and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act. The Securities and Exchange Commission (the “SEC” or the “Commission”) maintains an Internet Website (http://www.sec.gov) that contains the reports mentioned in this section.

In connection with the foregoing, we have filed an election to be regulated as a BDC under the 1940 Act. Upon filing of such election, we became subject to the 1940 Act requirements applicable to BDCs. In addition, we intend to elect to be treated, and expect to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and are difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation:

•

an economic downturn, such as the downturn associated with the COVID-19 pandemic, could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;

•	the impact of the novel strain of coronavirus known as “COVID-19” on the global economy, our industry, our business and our targeted investments;

•

an economic downturn, such as the downturn associated with the COVID-19 pandemic, could disproportionately impact the companies which we intend to target for investment, potentially causing us to experience a decrease in investment opportunities and diminished demand for capital from these companies;

•

the effect of legal and regulatory changes, including Coronavirus Aid, Relief and Economic Security Act signed into law in December 2020 and the American Rescue Plan Act of 2021, signed into law in March 2021;

•	a contraction of available credit could impair our lending and investment activities;

•	interest rate volatility could adversely affect our results, particularly since we intend to use leverage as part of our investment strategy;

•	interest rate volatility could adversely affect our results, particularly since we intend to use leverage as a part of our investment strategy;

•	our future operating results;

•	our business prospects and the prospects of our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	the ability of our portfolio companies to achieve their objectives;

•	competition with other entities and our affiliates for investment opportunities;

•	the speculative and illiquid nature of our investments;

•	the use of borrowed money to finance a portion of our investments;

•	the adequacy of our financing sources and working capital;

•

uncertainty surrounding the financial and political stability of the United States, the United Kingdom, the European Union, China and other major global economies, including the effect of the ongoing Russian invasion of Ukraine;

•	the loss of key personnel;

•	the timing of cash flows, if any, from the operations of our portfolio companies;

•	the ability of the Investment Advisor to locate suitable investments for us and to monitor and administer our investments;

•	actual and potential conflicts of interest with the Investment Advisor and its affiliates

•	the ability of the Investment Advisor to attract and retain highly talented professionals that can provide services to the Investment Advisor and Administrator;

•	our ability to qualify and maintain our qualification as a regulated investment company, or “RIC,” under Subchapter M of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and as a BDC;

•	the effect of legal, tax and regulatory changes; and

•	the other risks, uncertainties and other factors we identify under “Item 1A. Risk Factors” and elsewhere in this Registration Statement.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, some of those assumptions are based on the work of third parties and any of those assumptions could prove to be inaccurate; as a result, the forward-looking statements based on those assumptions also could prove to be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. We do not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law. The safe harbor provisions of Section 21E of the 1934 Act, which preclude civil liability for certain forward-looking statements, do not apply to the forward-looking statements in this Registration Statement because we are an investment company.

SUMMARY OF RISK FACTORS

Investing in our Common Shares involves a number of significant risks. You should carefully consider information found in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. Some of the risks involved in investing in our Common Shares include:

•

We are a new company and we are subject to all of the business risks and uncertainties associated with any business with a limited operating history, including the risk that we will not achieve our investment objective and that the value of our Common Shares could decline substantially.

•

We are an “emerging growth company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors.

•	We intend to finance our investments with borrowed money. Our inability to access leverage in a timely fashion may inhibit our ability to make timely investments.

•

Regulations governing our operation as a BDC affect our ability to raise additional capital. As a BDC, the necessity of raising additional capital exposes us to risks, including the typical risks associated with leverage.

•

There is no public market for our Common Shares, nor can we give any assurance that one will develop in the future. Furthermore, we currently do not intend to conduct repurchases of the Common Shares. As a result, an investment in the Common Shares may not be suitable for investors who may need the money they invest in a specified time frame.

•

You should not expect to be able to sell Common Shares regardless of how we perform. As a result, if you are unable to sell your Common Shares, you will be unable to reduce your exposure on any market downturn that affects our portfolio.

•

We generally will not control the business operations of our portfolio companies and, due to the illiquid nature of our holdings in our portfolio companies, we may not be able to dispose of our interests in our portfolio companies.

•	The collateral securing a senior loan may be insufficient to protect us against losses or a decline in income in the event of a borrower’s non-payment of interest or principal.

•

An investment strategy focused primarily on privately held companies presents certain challenges, including the lack of available information about these companies. Such companies are also generally more vulnerable to economic downturns and may experience substantial variations in operating results.

•	There is no public market or active secondary market for many of the investments that we intend to make and hold and as a result, these investments may be deemed illiquid.

•	If we make additional offerings of Common Shares in the future, a unitholder may be required to make additional purchases of our Common Shares on one or more dates to be determined by us.

•

Our portfolio may be concentrated in a limited number of portfolio companies and industries, which will subject us to a risk of significant loss if any of these companies defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry.

•

We may make investments in highly levered companies. Price declines in the corporate leveraged loan market may adversely affect the fair value of our portfolio, reducing our net asset value through increased net unrealized depreciation and the incurrence of realized losses.

•

We will invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They will also be difficult to value and are illiquid.

•

The amount of any distributions we may make on our Common Shares is uncertain. We may not be able to pay you distributions, or be able to sustain distributions at any particular level, and our distributions per unit, if any, may not grow over time, and our distributions per share may be reduced.

•

If the capital market disruption and instability due to various factors including the COVID-19 pandemic, and the ongoing Russian invasion of Ukraine or the Israel-Hamas war in the Middle East continues for an extended period of time, there is a risk that you may not receive distributions or that our distributions may not grow over time and a portion of our distributions may be a return of capital. A return of capital is a return to investors of a portion of their original investment in the Company. A return of capital is treated as a non-dividend distribution for tax purposes and is not subject to current tax. A return of capital reduces a shareholder’s tax cost basis in Company’s Common Shares. Any capital returned to you through distributions will be distributed after payment of fees and expenses.

•

To the extent original issue discount (“OID”), and payment-in-kind (“PIK”), interest income constitutes a portion of our income, we will be exposed to risks associated with the deferred receipt of the cash representing such income.

•

The Investment Advisor and its affiliates, including our officers and some of our directors, may face conflicts of interest caused by compensation arrangements with us and our affiliates, which could result in increased risk-taking by us.

•

Our business model depends to a significant extent upon strong referral relationships with financial intermediaries, direct lending institutions and other counterparties that are active in our markets. Any inability of the Investment Advisor to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

•

The Investment Advisor may frequently be required to make investment analyses and decisions on an expedited basis in order to take advantage of investment opportunities, and our Investment Advisor may not have knowledge of all circumstances that could impact an investment by us.

•

Our management and incentive fee structure may create incentives for the Investment Advisor that are not fully aligned with the interests of our unitholders and may induce the Investment Advisor to make speculative investments.

•	If we do not invest a sufficient portion of our assets in qualifying assets, we could fail to qualify as a BDC or be precluded from investing according to our current business strategy.

•	Efforts to comply with the Sarbanes-Oxley Act will involve significant expenditures, and non-compliance with the Sarbanes-Oxley Act would adversely affect us and the value of our Common Shares.

•

We are highly dependent on information systems, and systems failures could significantly disrupt our business, which may, in turn, negatively affect the value of our Common Shares and our ability to pay distributions.

•	Investment in us is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in such an investment.

•	We have elected to be regulated as a BDC under the 1940 Act, which imposes numerous restrictions on our activities, including restrictions on leverage and on the nature of our investments.

Item 1.  Business.

Our Company

White Oak Secured Asset Lending Fund, Inc. is a newly-formed company that will originate and manage a portfolio of loans made principally to U.S. middle market businesses, a segment which we believe has been underserved by other lenders. We define middle market businesses as those businesses with enterprise values, meaning the entire value of such businesses to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time, of between $50 million and $500 million. Our investment strategy, which is developed by our Investment Advisor, is primarily to originate senior secured loans. We seek to provide stable returns and protect against loss of principal by investing in senior secured loans that are generally secured by what we believe to be verifiable collateral, including property, plant and equipment or intellectual property, as well as by borrower cash flows. We believe our focus on investment opportunities with contractual interest payments, as opposed to capital gains, should allow us to provide consistent dividend distributions and attractive risk-adjusted total returns to our shareholders.

We are externally managed by our Investment Advisor, whose investment committee is comprised of five principals, whom we refer to as the “Principals,” each of whom has at least 15 years of investing experience. Our Investment Advisor was formed in June 2007. Over the past 17 years, White Oak has sought to build best-in-class origination, underwriting and portfolio management that allow it to invest in a broad spectrum of private credit opportunities, including corporate lending, asset based lending and asset-backed lending, across many industries. The Firm has invested over $11.9 billion in loans since inception1 and currently has approximately $7.3 billion in AUM.

Consistent with our Investment Advisor’s strategies, we will seek to achieve our investment objective by investing in senior secured loans to U.S. middle market businesses, including debtor-in-possession, or “DIP,” financings and restructurings. Under normal market conditions, we generally will invest at least 80% of our total assets in secured loans to U.S. middle market businesses (the “80% Policy”) and, if we change the 80% Policy, we will provide unitholders with at least 60 days’ notice of such change. To a lesser extent, we may also acquire senior secured debt securities in the secondary market and invest opportunistically in other types of debt and equity securities, consistent with our election to be treated as a business development company, or “BDC,” under the Investment Company Act of 1940, as amended(the “1940 Act”) and our election treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended, (the “Code”).

We intend to originate new loans through our Investment Advisor’s relationships with middle market businesses, restructuring firms, financial institutions, financial and legal advisors and financial sponsors, which we believe will allow it to identify attractive investment opportunities for us. Such relationships are always contractual and never based on an informal or oral agreement with a principal of the Investment Advisor. The identified pipeline opportunities, as well as any future opportunities, are subject to the completion

1 As of June 30, 2024.

of due diligence and our approval process as well as negotiation of definitive agreements, and, as a result, there is no guarantee if, when or on what terms any of these opportunities will be consummated.

Our Investment Advisor employs a comprehensive investment process that begins when it first learns of a new investment opportunity and continues through the underwriting, collateral monitoring and loan servicing of that investment. This process incorporates rigorous internal credit analysis, strong oversight of third-party services, including independent asset valuation, and detailed policies and procedures. All portfolio holdings are valued quarterly by an independent valuation service. We believe that our use of independent third parties in servicing and valuing our portfolio provides additional transparency and accountability.

We will concentrate our investing activities within industries that we believe have verifiable collateral or produce consistent cash flows as well as with management teams and financial sponsors that have a demonstrable record of ethical behavior. Our Investment Advisor typically targets investments with conservative loan-to-value ratios, or “LTVs,” at the time of origination, the collateral valuations for which are verified by both our Investment Advisor and the third-party valuation agents it employs. In addition, our Investment Advisor structures comprehensive covenants for most of our investments that are intended to allow us to act quickly in the event of credit deterioration. We plan to employ what we believe is a low-risk and low-volatility investment strategy, which is intended to provide our shareholders with stable returns and minimal correlation to the capital markets.

We are a closed-end, non-diversified management investment company, incorporated in Delaware in August 2022. We have filed an election to be regulated as a BDC under the 1940 Act. See “Item 1. Business — Regulation as a Business Development Company.” We also intend to elect to be treated as a RIC under Subchapter M of the Code for our initial taxable year. So long as we maintain our status as a RIC, we generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we distribute at least annually to our shareholders as dividends See “Item 1. Business — Material U.S. Federal Income Tax Considerations.”

Market Opportunity

In our view, middle market businesses have consistently offered attractive investment opportunities, largely because most lenders prefer to invest in more liquid securities of larger companies. We believe that the few multi-national banks that are currently lending to the middle market segment are focused on serving businesses with enterprise values and borrowing needs greater than those middle market businesses we target.

We believe the environment for investing pursuant to our strategy is attractive for the following reasons:

•

Many senior lenders have, in recent years, de-emphasized their service and product offerings to middle market businesses in favor of lending to large, corporate clients and managing capital markets transactions.

•

There is increased demand among private U.S. middle market businesses for primary capital. Many middle market firms have faced increased difficulty raising debt in the capital markets, due to a continuing preference for larger size high yield bond and loan issuances and the general lack of credit availability and liquidity. In addition, many private finance companies that, until recently, financed their lending and investing activities through securitization transactions, have lost that source of funding and reduced lending significantly.

•

Many middle market businesses prefer to execute transactions with private capital providers, rather than execute high yield bond transactions in the public markets, which may necessitate SEC compliance and reporting obligations.

•

There is a large pool of uninvested private equity capital for U.S. middle market businesses. We expect private equity firms will seek to leverage their investments by combining capital with senior secured loans and mezzanine debt from other sources.

Our Investment Advisor

We are externally managed and advised by our Investment Advisor, an independent San Francisco-based registered investment advisor with over 400 investment professionals. Our Investment Advisor is responsible for administering our business activities and day-to-day operations. We currently have no employees and each of our executive officers is also an employee of our Investment Advisor.

Our Investment Advisor is led by its Principal Partners: (i) Andre A. Hakkak; (ii) Darius J. Mozaffarian and (iii) David B. Hackett. The Principal Partners of our Investment Advisor have substantial experience in investing in private and public loans, notes, high yield bonds and other debt securities.

The Principals collectively comprise the Investment Advisor’s investment committee. The investment committee members are responsible for various management duties, subject to the supervision of our board of directors, including establishing asset allocation of the Investment Advisor, credit selection of the portfolio, asset and liability management, risk management and monitoring investments through maturity.

We have structured our relationship with our Investment Advisor to align our interests closely with those of our Investment Advisor and the Principals. The Investment Advisor may earn the incentive fees in respect of the Company.

Competitive Advantages

We believe that our key business strengths include:

Focus on senior secured lending to underserved middle market businesses. We believe that our focus on senior secured lending to underserved middle market businesses should enable us to generate attractive risk-adjusted returns for our shareholders. Our investment focus is to seek a first-lien, senior-secured position, the most senior position in a company’s capital structure, in order to enhance our ability to protect our investment. We typically focus on lending against verifiable collateral and target LTVs at origination of at least [50]% or less. We believe that our target market will continue to be underserved by larger lenders, as well as the capital markets generally, and will provide significant opportunities for our Investment Advisor to identify and structure investments with favorable terms.

Strong direct origination capabilities. We believe that our Investment Advisor is strongly positioned to originate attractive loans through its diverse relationships with middle market businesses, restructuring firms, financial institutions, financial and legal advisors and financial sponsors. We believe that a direct origination strategy affords investment opportunities of which many other lenders are unaware, improves our economic returns, allows us to underwrite each credit to our specific standards and gives us control over critical terms, including covenants, that can protect us in adverse situations. The identified pipeline opportunities, as well as any future opportunities, are subject to the completion of due diligence and our approval process as well as negotiation of definitive agreements and, as a result, there is no guarantee if, when or on what terms any of these opportunities will be consummated.

Strong credit underwriting. Our Investment Advisor focuses on fundamental credit analysis of each individual credit that we underwrite, while also considering the overall macroeconomic environment and financial conditions. Their credit analysis includes a detailed review by an internal credit team as well as third-party verification of collateral liquidation values. Our Investment Advisor emphasizes capital preservation, low volatility and minimization of downside risk in our investments.

Integrated investment process and risk mitigation. Our Investment Advisor has designed an investment process that we believe to be highly disciplined, integrates risk management throughout the process and provides for independent valuation and verification of each underwritten loan on a quarterly basis by reputable third-party agents. The initial phase of the investment process is documented by the drafting of a screening memorandum that requires the execution of a non-disclosure agreement with the borrower and a preliminary understanding of the potential terms. Once our Investment Advisor assesses each investment opportunity relative to other opportunities in the transaction pipeline, our Investment Advisor begins the next phase by analyzing the proposed collateral with a third-party appraisal, stress-testing the financial model, determining the potential exit possibilities, analyzing any litigation, environmental or other risks factors, drafting a term sheet and commitment letter and finalizing the internal credit memorandum. The final phase of the investment process involves the drafting, negotiation and execution of the loan documentation and the processing procedures for the portfolio position (including implementation and coordination with our Investment Advisor’s third-party loan servicing company). We believe our Investment Advisor’s investment evaluation utilizes a relative value framework and rigorous credit analysis focused on credit fundamentals rather than the momentum of the overall markets, and emphasizes collateral verification and free cash flow computed under base-case and stress-case scenarios. Investment opportunities must receive a majority approval by the voting members of the investment committee of our Investment Advisor in order to be consummated.

Monitoring of portfolio companies. The investment team will monitor the performance of investments to identify any material deviation from the investment team’s assumptions, projections or conclusions from the original investment thesis. The investment team will monitor and evaluate ongoing data points including quarterly financial and operating reports from the business and relevant industry reporting to drive value-preservation and value-creation opportunities. The investment team remains in regular dialogue with its network of industry executives, investment bankers, legal and financial advisors, and industry experts and consultants to remain informed about any company or industry news and understand market dynamics or developments.

The following details a number of key elements to the investment team’s approach of actively monitoring our portfolio companies.

•	Direct connection with portfolio company management and participation by our investment team in ongoing discussions with management teams;
•	Provide support to, as requested, portfolio investments for key decision-making and/or strategic initiatives/changes;
•	Direct approach to better control outcomes of portfolio investments; and

Periodic meetings to review all portfolio investments.

Experienced management team. The Principals of our Investment Advisor each have at least 15 years of experience in the fields of public and private loan investing, corporate restructurings and workouts, real estate and non-real estate related investing, finance, capital markets, transaction structuring and risk management. This experience has enabled our Investment Advisor to develop what we believe to be a strong reputation and strong relationships in the markets it serves.

Our Financing Strategy/Liquidity

We may use leverage from indebtedness or preferred stock to fund our investments in the near term.

Our future use of leverage will depend upon multiple factors, including the availability of attractive financing terms and the ability to deploy such leverage in a prudent manner consistent with our investment objective. Our leverage may include issuing senior debt securities to banks and other lenders or credit facilities. We may also raise additional funds through additional offerings of our securities and additional borrowings, which will be used to purchase additional assets. There can be no assurance that we will be able to borrow money on terms acceptable to us or at all, or that we will be able to borrow the amounts anticipated.

While we are permitted to finance investments using debt, our ability to use debt will be limited in certain significant respects. With certain limited exceptions, we are only allowed to borrow amounts such that our asset coverage equals at least 150% after such borrowing. See “Item 1. Business — Regulation as a Business Development Company — Senior Securities and Indebtedness.” In the event leverage is utilized, our use of leverage may, however, also have the effect of increasing losses when economic conditions are unfavorable. The amount of leverage that we employ will depend on our Investment Advisor’s and our board of directors’ assessment of market and other factors at the time of any proposed borrowing. The use of leverage to finance investments creates certain risks and conflicts of interest.

Allocation of Investment Opportunities

As a BDC, we would not generally be permitted to invest in any portfolio company in which any other affiliated funds (each, a “White Oak Fund”) has an investment or make any co-investment with any such fund. We have been granted exemptive relief from the SEC, however, that permits us, subject to certain terms and conditions, to co-invest with one or more White Oak Funds. We and our Investment Advisor believe that it is advantageous, under certain circumstances, for us to co-invest with other White Oak Funds in order to afford us additional investment opportunities as well as the ability to achieve greater diversification in our investments. Pursuant to the exemptive relief granted by the SEC and subject to certain terms and conditions, we will co-invest with other White Oak Funds where our Investment Advisor determines that an investment opportunity is consistent with both our and each applicable White Oak Fund’s (i) investment objectives; (ii) investment policies; (iii) asset diversification; and (iv) other pertinent factors, including conditions of the exemptive relief, if granted.

Our Investment Advisor currently manages other White Oak Funds. In addition, our Investment Advisor may from time to time advise other funds and managed accounts whose investment strategies may be similar to, or different from, our own. If our Investment Advisor determines that a particular investment opportunity is only appropriate for us, our Investment Advisor will allocate that investment opportunity wholly to us. If our Investment Advisor determines that an investment opportunity is appropriate for us and one or more other White Oak Funds, however, then our Investment Advisor will allocate such investment by applying its internal allocation policy, subject to the terms of the exemptive relief granted by the SEC. Our Investment Advisor will also take into account customary considerations such as investment strategies, current exposure, diversification and capital available for investment.

Management Services

Our investment activities will be managed by our Investment Advisor and supervised by our board of directors, a majority of whom will be independent of our Investment Advisor and its affiliates. Our Investment Advisor is an investment advisor that is registered under the Investment Advisers Act of 1940, as amended, or the “Advisers Act.” The Investment Advisor will keep the board of directors well informed as to the identity and title of each member of the investment committee and provide the board of directors such other information with respect to such persons and the functioning of the investment committee as the board of directors may, from time to time, request.

Investment Advisory and Management Agreement

We will enter into an investment advisory and management agreement with our Investment Advisor, which we refer to as the “Investment Advisory and Management Agreement.” Unless earlier terminated as described below, the term of the Investment Advisory and Management Agreement will be for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the board of directors or by the holders of a majority of our outstanding voting securities and, in each case, a majority of the independent directors. We may terminate the Investment Advisory and Management Agreement, without payment of any penalty, upon 60 days’ written notice. The decision to terminate may be made by a majority of the board of directors or the shareholders holding a majority of our outstanding voting securities, which means the lesser of (1) 67% or more of the voting securities present at a meeting if more than 50% of the outstanding voting securities are present or represented by proxy, or (2) more than 50% of the outstanding voting securities. In addition, the Investment Advisor may terminate the Investment Advisory and Management Agreement, without payment of any penalty, upon 60 days’ written notice. The Investment Advisory and Management Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment.

Subject to compliance with applicable law and published SEC guidance, nothing contained in the Investment Advisory and Management Agreement in any way precludes, restricts or limits the activities of the Investment Advisor or any of its respective subsidiaries or affiliated parties.

Management Fee and Incentive Fee.

Pursuant to the Investment Advisory and Management Agreement, we will pay the Investment Advisor a fee for its investment advisory and management services consisting of two components—a base management fee and an incentive fee. The cost of both the base management fee and the incentive fee will be borne by our shareholders.

Base Management Fee

The base management fee is calculated at an annual rate of [1.25]% of our total assets (excluding cash and cash equivalents) payable quarterly in arrears. For purposes of calculating the base management fee, “total assets” is determined without deduction for any borrowings or liabilities. The base management fee is calculated based on the value of our total assets (excluding cash and cash equivalents) at the end of the most recently completed calendar quarter. Base management fees for any partial quarter are prorated based on the number of days in the quarter. All or any part of the base management fee not taken as to any quarter will be deferred without interest and may be taken in any such future quarter.

Incentive Fee

The incentive fee will consist of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of our income and a portion is based on a percentage of our capital gains, each as described below.

Incentive Fee Based on Income:

The incentive fee based on income (the “income incentive fee”) is determined and paid quarterly in arrears in cash. Our quarterly pre-incentive fee net investment income (as defined below) must exceed a preferred return of [ ]% of our NAV ([ ]% annualized but not compounded) (the “Hurdle Amount”) in order for us to receive an income incentive fee. The income incentive fee is calculated as follows:

Pre-incentive fee net investment income is defined as interest income, dividend income and any other cash or non-cash income accrued during the calendar quarter, minus operating expenses for the quarter, including the base management fee, expenses payable under the Administration Agreement, any interest expense and distributions paid on any issued and outstanding debt or preferred stock, but excluding the incentive fee. Pre-incentive fee net investment income does not include any expense support payments and/or any reimbursement by us of expense support payments, nor any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Incentive Fee on Capital Gains

The incentive fee on capital gains (the “capital gain incentive fee”) will be calculated and payable in arrears in cash as follows:

[             ]

Example of Calculation of the Incentive Fee based on Income

For illustrative purposes, NAV is assumed to be constant as of the beginning of all four quarters and does not give effect to gains or losses in the preceding quarters.

[                ]

Examples of Calculation of Incentive Fee based on Capital Gains

[               ]

Limited Liability of the Investment Advisor

The Investment Advisory and Management Agreement provides that our Investment Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by us in connection with the matters to which the Investment Advisory and Management Agreement relates, except a loss resulting from our Investment Advisor’s willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by our Investment Advisor of its obligations and duties under the Investment Advisory and Management Agreement. Any person, even though also employed by our Investment Advisor, who may be or become an employee of and paid by us will be deemed, when acting within the scope of such employment, to be acting in such employment solely for us and not as our Investment Advisor’s employee or agent. These protections may lead our Investment Advisor to act in a riskier manner when acting on our behalf than it would when acting for its own account. The Investment Advisor has not assumed any responsibility to us other than to render the services described in the Investment Advisory and Management Agreement, and it will not be responsible for any action of the board of directors in declining to follow the Investment Advisor’s advice or recommendations.

Administration Agreement

Under a separate administration agreement, which we refer to as the “Administration Agreement,” White Oak Global Advisors, LLC also serves as our administrator (the “Administrator”). Pursuant to the Administration Agreement, the Administrator does not receive an asset-based fee but, rather, seeks reimbursement from the Company for the costs and expenses incurred by it in performing its obligations under the Administration Agreement and providing personnel and facilities.

The Administration Agreement provides that the Administrator will not be liable to us for any damages or other losses arising out of the performance of its services thereunder except under certain circumstances, and contains provisions for the indemnification of the Administrator by us against liabilities to other parties arising in connection with the performance of its services to us.

Organizational and Operating Expenses

Our primary operating expenses include the payment of the Management Fee and the Incentive Fee to our Investment Advisor, legal and professional fees, interest, fees and other expenses of in connection with indebtedness for borrowed money (including through the issuance of notes and other evidence of indebtedness), other indebtedness, financings or extensions of credit (collectively, the “Financings”) and other operating and overhead related expenses. The Management Fee and Incentive Fee compensate our Investment Advisor for its work in identifying, evaluating, negotiating, closing and monitoring our investments. We bear all other costs and expenses relating to our operations and transactions, including: (i) our operational, offering and organizational expenses; (ii) fees and expenses, including travel expenses, incurred by our Investment Advisor or payable to third parties related to our investments, including, among others professional fees (including, without limitation, the fees and expenses of consultants and experts) and fees and expenses from evaluating, monitoring, researching and performing due diligence on investments and prospective investments; (iii) interest, fees and other expenses payable on Financings, if any, incurred by us; (iv) fees and expenses incurred by us in connection with membership in investment company organizations; (v) commissions or brokerage fees or similar charges incurred in connection with the purchase or sale of securities (including merger fees); (vi) fees and expenses associated with calculating our NAV (including the costs and expenses of any independent valuation advisor); (vii) legal, auditing or accounting expenses; (viii) taxes or governmental fees; (ix) the fees and expenses of our Administrator, transfer agent and/or sub-transfer agent; (x) the cost of preparing stock certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of the shares; (xi) the expenses of, and fees for, registering or qualifying Common Shares for sale, maintaining our registration and qualifying and registering us as a broker or a dealer; (xii) the fees and expenses of our independent directors; (xiii) the fees or disbursements of custodians of our assets, including expenses incurred in the performance of any obligations enumerated by our organizational documents insofar as they govern agreements with any such custodian; (xiv) the cost of preparing and distributing reports, proxy statements, tender offer documents, and notices to holders of our equity interests, the SEC and other regulatory authorities; (xv) insurance premiums and fidelity bond costs; (xvi) costs of holding shareholder meetings; (xvii) Exchange Listing fees, if any; (xviii) costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with our business and the amount of any judgment or settlement paid in connection therewith, or the enforcement of our rights against any person and indemnification or contribution expenses payable by us to any person and other extraordinary expenses not incurred in the ordinary course of our business; (xiv) expenses incurred by the Investment Advisor payable to third parties, including agents, consultants, attorneys or other advisors, relating to or associated with monitoring our financial and legal affairs, providing administrative services, monitoring or administering investments; (xv) expenses relating to the issue, repurchase and transfer of shares of Common Shares to the extent not borne by the relevant transferring shareholder and/or assignees; (xvi) costs and expenses attributable to normal and extraordinary investment banking, commercial banking, accounting, auditing, appraisal, valuation, administrative agent activities, custodial and registration services provided to us, including in each case services with respect to the proposed purchase or sale of securities by us that are not reimbursed by the issuer of such securities or others (whether or not such purchase or sale is consummated, including broken deal fees); (xvii) costs of amending, restating or modifying our charter or bylaws or Investment Advisory and Management Agreement or related documents of us or related entities; (xviii) fees, costs, and expenses incurred in connection with the termination, liquidation or dissolution of the Company or related entities; (xix) all other properly and reasonably chargeable expenses incurred by us or the Investment Advisor in connection with administering our business; (xx) salaries of personnel specifically employed or engaged by us and approved by the board of directors (including, but not limited to, our Chief Compliance Officer); and (xxi) costs associated with any of our subsidiaries and any vehicle organized and managed by the Investment Advisor as our feeder fund. In addition, we shall bear the fees and expenses related to the preparation and maintaining of any necessary registrations with regulators in order to market the Common Shares of the Company in certain jurisdictions and fees and expenses associated with preparation and maintenance of any key information document or similar document required by law or regulation. Our Investment Advisor is not required to pay expenses of activities which are primarily intended to result in sales of Common Shares.

Employees

We do not currently have any employees. Our day-to-day operations are managed by our Investment Advisor. Our Investment Advisor has hired and expects to continue to hire professionals with skills applicable to our business plan, including experience in middle-market investing, leveraged finance and capital markets.

Private Offering

Our initial private offering of Common Shares is being conducted in reliance on Regulation D under the Securities Act (the “Private Offering”). Investors in our initial private offering are required to be “accredited investors” as defined in Regulation D of the Securities Act. We may also offer Common Shares offshore in reliance on Regulation S of the Securities Act. Common Shares will be offered for subscription on a continuous basis. Each investor in the Private Offering will purchase Common Shares pursuant to a subscription agreement entered into with us (a “Subscription Agreement”).

Subscriptions to purchase Common Shares may be made on an ongoing basis, but after the commencement of operations, investors may only purchase Common Shares pursuant to accepted subscription orders [effective as of the first day of each quarter (based on the NAV per share as determined as of the previous day, being the last day of the preceding quarter), or if intra-quarter,] the first day of a month (based on the NAV per share as determined as of the previous day, being the last day of the preceding month) and to be accepted, a subscription request including the full subscription amount and payment must be received in good order at least five business days prior to the first day of the quarter or month, as applicable (unless waived by the Investment Advisor).

Notice of each share transaction will be furnished to shareholders (or their financial representatives) as soon as practicable but not later than seven business days after the NAV is determined and credited to the shareholder’s account, together with information relevant for personal and tax records. While a shareholder will not know the NAV applicable on the effective date of the share purchase, the NAV applicable to a purchase of shares will be available generally within [20] business days after the effective date of the share purchase; at that time, the number of shares based on that NAV and each shareholder’s purchase will be determined and shares are credited to the shareholder’s account as of the effective date of the share purchase.

Investment Period

The Investment Period will commence on the [initial closing date] and will continue until the [third] anniversary of the final closing date, provided that it may be extended by the board of directors, in its discretion, for [one additional twelve-month period, and, with the approval of a majority-in-interest of the shareholders, for up to one additional year thereafter] (such period, including any extensions, the “Investment Period”). [In addition, the board of directors may terminate the Investment Period at any time in its discretion.]

Drawdowns may be issued at any time prior to the expiration of the Investment Period for any permitted purpose. Following the end of the Investment Period, we will have the right to issue drawdowns only (i) to pay, and/or establish reserves for, actual or our anticipated expenses, liabilities, including the payment or repayment of Financings or other obligations, contingent or otherwise (including the Management Fee), whether incurred before or after the end of the Investment Period, (ii) to fulfill investment commitments made or approved by the investment committee prior to the expiration of the Investment Period, (iii) to engage in hedging transactions, or (iv) to make additional investments in existing portfolio companies, which may include new Financings of such portfolio companies (each, an “Additional Investment”) (including transactions to hedge interest rate or currency risks related to an Additional Investment).

Exit Event

We will continue to operate as a private reporting company, until the earlier of the following events, each referred to as an “Exit Event”: (1) any listing of our shares of Common Shares on a national securities exchange (an “Exchange Listing”), including in connection with an initial public offering (“IPO”), (2) merger with another entity, including an affiliated company, subject to any limitations under the 1940 Act (a “Merger”) or (3) the sale of all or substantially all of the assets of the Company (an “Asset Sale”). If we have not consummated an Exit Event by the [10]th anniversary of the final closing date, our board of directors (to the extent consistent with its duties and subject to any necessary shareholder approvals and applicable requirements of the 1940 Act and the Code) will meet to consider our potential wind down and/or liquidation and dissolution.

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act and we are eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. Although we have not made a determination whether to take advantage of any or all of these exemptions, we expect to remain an emerging growth company for up to five years following the completion of any initial public offering by us or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the 1934 Act which would occur if the market value of our Common Shares that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 calendar months or (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding three-year period. In addition, we may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Operating and Regulatory Structure

We will be regulated as a BDC under the 1940 Act. The 1940 Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates (including any investment advisers or sub-advisers), principal underwriters and affiliates of those affiliates or underwriters. In addition, a BDC must be organized for the purpose of investing in or lending primarily to private companies organized in the United States and making significant managerial assistance available to them.

As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements. A majority of our board of directors must be persons who are not “interested persons,” as that term is defined in the 1940 Act (the “Independent Directors”). Additionally, we are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any director or officer against any liability to us or our shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of any such person’s office. As a BDC, we are currently also required to meet a minimum coverage ratio of the value of total assets to total senior securities, which include all of our borrowings and any issued and outstanding preferred shares.

As a BDC, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC unless authorized by vote of a majority of our outstanding voting securities, as required by the 1940 Act. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of such company.

We do not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, we generally cannot acquire more than 3% of the voting stock of any investment company, invest more than 5% of the value of our total assets in the securities of one investment company, or invest more than 10% of the value of our total assets in the securities of investment companies in the aggregate. We may, however, rely on Rule 12d1-4 under the 1940 Act and invest in excess of the limits described above. However, to the extent we rely on Rule 12d1-4, we will be subject to certain conditions and requirements under Rule 12d1-4. The portion of our portfolio invested in securities issued by investment companies ordinarily will subject our shareholders to additional expenses.

Qualifying Assets

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70% of the BDC’s total assets. The principal categories of qualifying assets relevant to our proposed business are the following:

(1)

Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

(a)	is organized under the laws of, and has its principal place of business in, the United States;

(b)

is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c)	satisfies either of the following:

(i)

does not have any class of securities listed on a national securities exchange or has any class of securities listed on a national securities exchange subject to a $250 million market capitalization maximum; or

(ii)

is controlled by a BDC or a group of companies including a BDC, the BDC actually exercises a controlling influence over the management or policies of the eligible portfolio company, and, as a result, the BDC has an affiliated person who is a director of the eligible portfolio company.

(2)	Securities of any eligible portfolio company which we control.

(3)

Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4)

Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

(5)	Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.
(6)	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

We may invest up to 30% of our portfolio opportunistically in “non-qualifying assets.”

Significant Managerial Assistance to portfolio companies

In addition, a BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities significant managerial assistance. However, when a BDC purchases securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Potential Advantages of a BDC Compared to Other Institutional Investment Vehicles

The advantages of the BDC structure derive from two characteristics:

First, a BDC is permitted to become a publicly traded company. This provides a BDC with access to an additional source of capital and offers investors the potential to monetize their investment through the sale of shares in an active public stock market. Many BDCs trade on either the New York Stock Exchange or the NASDAQ Stock Market. However, we do not intend to list our Common Shares, at least initially, on any national exchange.

In contrast, many investment vehicles utilized by institutional investors are required to be “private” vehicles. Investors in such vehicles can transfer their interests only under strict rules designed to ensure that “private” status is maintained. This may have the effect of limiting the liquidity of those interests and result in a discount when they trade in the secondary market. Typically, these investment vehicles are designed for a medium-term (ten year) life, and the timing of return of capital from these vehicles typically depends upon the investment activity of the vehicle.

On the other hand, in a BDC, once a public market develops and lock-ups pursuant to any subscription agreements in respect of the Common Shares expire, an investor is free to sell shares and control the timing of any capital return. The timing and pricing of any Exchange Listing and subsequent trading price of our Common Shares will depend on market conditions and our Investment Advisor’s investment performance. Prior to an Exchange Listing, our Common Shares will be subject to certain transfer restrictions. Following an Exchange Listing, our investors may be restricted from selling or disposing of their Common Shares by applicable securities laws, contractually by a lock-up agreement with the underwriters of the Exchange Listing and contractually through restrictions contained in the subscription agreement in respect of our Common Shares.

Second, as a BDC, we intend to qualify annually as a RIC under the Code. A RIC typically does not incur significant entity-level income taxes, because it is entitled to deduct distributions made to its shareholders in computing its income subject to entity-level taxation. As a result, a BDC that has elected to be a RIC does not incur any U.S. federal income tax so long as the BDC continuously maintains its registration in accordance with the 1940 Act, at least 90% of the BDC’s gross income each taxable year consists of certain types of qualifying investment income, the BDC satisfies certain asset composition requirements at the close of each quarter of its taxable year, and if the BDC distributes all of its taxable income (including net realized capital gains, if any) to its shareholders on a current basis. The rules applicable to our qualification as a RIC for tax purposes are complex and involve significant practical and technical issues. If we fail to qualify as a RIC for U.S. federal income tax purposes or are unable to maintain our qualification for any reason, then we would become subject to regular corporate income tax, which would have a material adverse effect on the amount of after-tax income available for distribution to our shareholders. See “Item 1. Business — Material U.S. Federal Income Tax Considerations.” Distributions by a BDC generally are treated as dividends or capital gains for U.S. tax purposes, and generally are subject to U.S. income or withholding tax unless the shareholder receiving the dividend qualifies for an exemption from U.S. tax, or the distribution is subject to one of the special look-through rules. Distributions paid out of net capital gains can qualify for a reduced rate of taxation in the hands of an individual U.S. shareholder and an exemption from U.S. tax in the hands of a non-U.S. shareholder. Additionally, a U.S. pension fund that owns shares in a BDC generally is not required to take account of indebtedness incurred at the level of the BDC in determining whether dividends received from a BDC constitute “unrelated debt-financed income.” Finally, a non-U.S. investor in a BDC generally does not need to take account of activities conducted by the BDC in determining whether such non-U.S. investor is engaged in the conduct of a business in the United States. See “Item 1. Business — Material U.S. Federal Income Tax Considerations.”

Risk Management

Broad Diversification. We intend to diversify our investments by company, asset type, investment size, industry and geography within the U.S. Furthermore, we must meet certain diversification tests in order to qualify as a RIC for U.S. federal income tax purposes (the “Diversification Tests”). See “Item 1. Business — Material U.S. Federal Income Tax Considerations.”

Hedging. We may hedge against interest rate fluctuations by using standard hedging instruments such as futures, options and forward contracts subject to the requirements of the 1940 Act and to applicable CFTC regulations. While hedging activities may insulate us against adverse changes in interest rates, they may also limit our ability to participate in benefits of such changes with respect to our portfolio of investments. The Investment Advisor claimed relief from CFTC registration and regulation as a commodity pool operator with respect to our operations, with the result that we are limited in our ability to use futures contracts or options on futures contracts or engage in swap transactions. Specifically, we are subject to strict limitations on using such derivatives other than for hedging purposes, whereby the use of derivatives not used solely for hedging purposes is generally limited to situations where (i) the aggregate initial margin and premiums required to establish such positions do not exceed five percent of the liquidation value of our portfolio, after taking into account unrealized profits and unrealized losses on any such contracts we have entered into; or (ii) the aggregate net notional value of such derivatives does not exceed 100% of the liquidation value of our portfolio.

Valuation Procedures

We have a valuation policy, as well as established and documented processes and methodologies for determining the fair values of portfolio company investments on a recurring (quarterly) basis in accordance with the 1940 Act and FASB ASC Topic 820, Fair Value Measurements and Disclosures, or ASC Topic 820. ASC Topic 820 establishes a framework for measuring fair value in accordance with U.S. generally accepted accounting principles and required disclosures of fair value measurements. Our valuation policy and processes were established by the Investment Advisor and were approved by the board of directors.

Under ASC Topic 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between a willing buyer and a willing seller at the measurement date. For our portfolio securities, fair value is generally the amount that we might reasonably expect to receive upon the current sale of the security. The fair value measurement assumes that the sale occurs in the principal market for the security, or in the absence of a principal market, in the most advantageous market for the security. If no market for the security exists or if we do not have access to the principal market, the security should be valued based on the sale occurring in a hypothetical market.

ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in determination of fair value. In accordance with ASC 820, these levels are summarized below:

•	Level 1 Inputs – include quoted prices (unadjusted) in active markets for identical assets or liabilities.

•

Level 2 Inputs – include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 Inputs – include inputs that are unobservable and significant to the fair value measurement.

A financial instrument is categorized within the ASC Topic 820 valuation hierarchy based upon the lowest level of input to the valuation process that is significant to the fair value measurement. For example, a Level 3 fair value measurement may include inputs that are observable (Levels 1 and 2) and unobservable (Level 3). Therefore, unrealized appreciation and depreciation related to such investments categorized as Level 3 investments within the hierarchy above may include changes in fair value that are attributable to both observable inputs (Levels 1 and 2) and unobservable inputs (Level 3). Transfers between levels, if any, will be recognized at the beginning of the quarter in which the transfer occurred.

Our investment portfolio will include certain debt and equity instruments of privately held companies for which quoted prices or other inputs falling within the categories of Level 1 and Level 2 are generally not available. In such cases, we determine the fair value of our investments in good faith primarily using Level 3 inputs. In certain cases, quoted prices or other observable inputs exist, and if so, we assess the appropriateness of the use of these third-party quotes in determining fair value based on (i) our understanding of the level of actual transactions used by the broker to develop the quote and whether the quote was an indicative price or binding offer and (ii) the depth and consistency of broker quotes and the correlation of changes in broker quotes with underlying performance of the portfolio company.

There is no single standard for determining fair value in good faith, as fair value depends upon the specific circumstances of each individual investment. The recorded fair values of our Level 3 investments may differ significantly from fair values that would have been used had an active market for the securities existed. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the valuations currently assigned.

Investment Valuation Process

In instances where there is no readily available market value, our investments will be valued at fair value by the Investment Advisor’s valuation committee and an external, independent valuation firm that is retained by us or the Investment Advisor to review our investments. Investments for which market quotations are readily available may be priced by independent pricing services.

Our investment portfolio will be recorded at fair value as determined in good faith in accordance with procedures established by the board of directors and, as a result, there is and will be uncertainty as to the value of our portfolio investments. Under the 1940 Act, we are required to carry portfolio investments at market value or, if there is no readily available market value, at fair value as determined in accordance with procedures established by the board of directors. There is not a public market or active secondary market for many of the types of investments in privately held companies that we intend to hold and make. Our investments may not be publicly traded or actively traded on a secondary market but, instead, may be traded on a privately negotiated over-the-counter secondary market for institutional investors, if at all. As a result, these investments will be valued quarterly at fair value as determined in good faith in accordance with valuation policy and procedures approved by the board of directors.

The determination of fair value, and thus the amount of unrealized appreciation or depreciation we may recognize in any reporting period, is to a degree subjective, and the Investment Advisor has a conflict of interest in making recommendations of fair value. The types of factors that may be considered in determining the fair values of our investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flow, current market interest rates, precedent transactions and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, the valuations may fluctuate significantly over short periods of time due to changes in current market conditions. The determinations of fair value in accordance with procedures established by the board of directors may differ materially from the values that would have been used if an active market and market quotations existed for such investments. Our net asset value could be adversely affected if the determinations regarding the fair value of the investments were materially higher than the values that we ultimately realize upon the disposal of such investments.

Temporary Investments

Pending investment in other types of “qualifying assets,” as described above, our investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as temporary investments, so that 70% of our assets are qualifying assets.

Senior Securities and Indebtedness

We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our Common Shares if our asset coverage, as defined in the 1940 Act, is at least equal to 150% immediately after each such issuance. As defined in the 1940 Act, asset coverage of 150% means that for every $100 of net assets we hold, we may raise $200 from borrowing and issuing senior securities. We currently intend to target asset coverage of 200% to 180% (which equates to a debt-to-equity ratio of 1.0x to 1.25x), but may alter this target based on market conditions. In addition, while any senior securities remain outstanding, we must make provisions to prohibit any distribution to our shareholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. Regulations governing our operations as a BDC will affect our ability to raise, and the method of raising, additional capital, which may expose us to risks.

Code of Ethics

We and our Investment Advisor have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the joint code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. You may review or download the codes of ethics from the SEC’s Edgar database as part of our filings under www.sec.gov, or by written request to the following: Generalcounsel@whiteoaksf.com.

Proxy Voting Policies and Procedures

We have delegated our proxy voting responsibility to our Investment Advisor. A summary of the Proxy Voting Policies and Procedures of our Investment Advisor are set forth below. These policies and procedures will be reviewed periodically by our Investment Advisor and our non-interested directors, and, accordingly, are subject to change. For purposes of these Proxy Voting Policies and Procedures described below, “we” “our” and “us” refers to our Investment Advisor.

An investment advisor registered under the Advisers Act has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, we recognize that we must vote the Company’s securities in a timely manner free of conflicts of interest and in the best interests of the Company and its shareholders.

These policies and procedures for voting proxies for our investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

We will vote proxies relating to our portfolio securities in what we believe to be the best interest of our shareholders. To ensure that our vote is not the product of a conflict of interest, we will require that: (1) anyone involved in the decision making process disclose to our chief compliance officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (2) employees involved in the decision making process or vote administration are prohibited from revealing how we intend to vote on a proposal in order to reduce any attempted influence from interested parties.

You may obtain information about how we voted proxies from the SEC’s Edgar database as part of our filings under www.sec.gov, or by making a written request for proxy voting information to: Generalcounsel@whiteoaksf.com.

Privacy Principles

We are committed to maintaining the privacy of our investors and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

We do not disclose any non-public personal information about our shareholders or a former shareholder to anyone, except as permitted by law or as is necessary in order to service shareholder accounts (for example, to a transfer agent or third party administrator).

We restrict access to non-public personal information about our shareholders to employees of our Investment Advisor and its affiliates with a legitimate business need for the information. We maintain physical, electronic and procedural safeguards designed to protect the non-public personal information of our shareholders.

Sarbanes-Oxley Act

The Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, imposes a variety of regulatory requirements on companies with a class of securities registered under the Exchange Act and their insiders. Many of these requirements affect us. For example:

•	pursuant to Rule 13a-14 under the Exchange Act our principal executive officer and principal financial officer must certify the accuracy of the financial statements contained in our periodic reports;

•	pursuant to Item 307 under Regulation S-K under the Securities Act our periodic reports must disclose our conclusions about the effectiveness of our disclosure controls and procedures;

•

pursuant to Rule 13a-15 of the Exchange Act, our management must prepare an annual report regarding its assessment of our internal control over financial reporting and (once we cease to be an emerging growth company under the JOBS Act, or if later, for the year following our first annual report required to be filed with the SEC as a public company) must obtain an audit of the effectiveness of internal control over financial reporting performed by its independent registered public accounting firm; and

•

pursuant to Item 308 of Regulation S-K under the Securities Act and Rule 13a-15 under the Exchange Act, our periodic reports must disclose whether there were significant changes in our internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act requires us to review our current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated under such act. We will continue to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we comply with that act in the future.

JOBS Act

We currently are and expect to remain an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), until the earliest of:

•	the last day of the fiscal year ending after the fifth anniversary of an Exchange Listing occurs;

•	the end of the fiscal year in which our total annual gross revenues first exceed $1.07 billion;

•	the date on which we have, during the prior three-year period, issued more than $1.0 billion in non-convertible debt; and

•

the last day of a fiscal year in which we (1) have an aggregate worldwide market value of our Common Shares held by non-affiliates of $700 million or more, computed at the end of each fiscal year as of the last business day of our most recently completed second fiscal quarter and (2) have been an Exchange Act reporting company for at least one year (and filed at least one annual report under the Exchange Act).

Under the JOBS Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act, which would require that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting, until such time as we cease to be an emerging growth company and become an accelerated filer as defined in Rule 12b-2 under the Exchange Act. This may increase the risk that material weaknesses or other deficiencies in our internal control over financial reporting go undetected.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have made an irrevocable election not to take advantage of this exemption from new or revised accounting standards. We therefore are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Reporting Obligations

We furnish our shareholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. The Company is a reporting company under the 1934 Act. We are required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the 1934 Act.

As a BDC, we make available on our website ([●]) our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. Shareholders and the public may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549 and on the SEC’s website at www.sec.gov. Information on the operation of the SEC’s public reference room may be obtained by calling the SEC at (202) 551-8090 or (800) SEC-0330.

Material U.S. Federal Income Tax Considerations

The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in our Common Shares. This summary does not purport to be a complete description of the U.S. federal income tax considerations applicable to such an investment. For example, we have not described certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including persons who hold our Common Shares as part of a straddle or hedging, integrated or constructive sale transaction, shareholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, brokers or dealers in securities, traders in securities that elect to mark-to-market their securities holdings, pension plans and trusts, persons that have a functional currency (as defined in Section 985 of the Code) other than the U.S. dollar, U.S. expatriates, regulated investment companies, real estate investment trusts, personal holding companies, persons who acquire an interest in the Company in connection with the performance of services and financial institutions. Such persons should consult with their own tax advisers as to the U.S. federal income tax consequences of an investment in our Common Shares, which may differ substantially from those described herein. This summary assumes that investors hold our Common Shares as capital assets (within the meaning of Section 1221 of the Code).

The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of the filing of this Registration Statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service, or the IRS, regarding any offering of our Common Shares. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets. For purposes of this discussion, references to “dividends” are to dividends within the meaning of the U.S. federal income tax laws and associated regulations and may include amounts subject to treatment as a return of capital under section 19(a) of the 1940 Act. A return of capital distribution is a return to shareholders of a portion of their original investment in the Company and does not represent income or capital gains.

A “U.S. shareholder” is a beneficial owner of our Common Shares that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if either a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or the trust was in existence on August 20, 1996, was treated as a U.S. person prior to that date, and has made a valid election to be treated as a U.S. person.

A “non-U.S. shareholder” is a beneficial owner of our Common Shares that is neither a U.S. shareholder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Common Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective investor that is a partner in a partnership that will hold Common Shares should consult its tax advisors with respect to the purchase, ownership and disposition of Common Shares.

Tax matters are very complicated and the tax consequences to an investor of an investment in our Common Shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty, and the effect of any possible changes in the tax laws.

Election to Be Taxed as a RIC

We intend to qualify annually as a RIC under Subchapter M of the Code. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we timely distribute to our shareholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to qualify for RIC treatment, we must distribute to our shareholders, for each taxable year, dividends of an amount at least equal to the sum of 90% of our “investment company taxable income,” which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses and determined without regard to any deduction for dividends paid, and 90% of our net tax exempt interest income, if any (the “Annual Distribution Requirement”). Although not required for us to maintain our RIC tax status, in order to preclude the imposition of a 4% nondeductible federal excise tax imposed on RICs, we must distribute to our shareholders in respect of each calendar year dividends of an amount at least equal to the sum of (1) 98% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of the excess (if any) of our realized capital gains over our realized capital losses, or capital gain net income (adjusted for certain ordinary losses), generally for the one-year period ending on October 31 of the calendar year and (3) the sum of any net ordinary income plus capital gains net income for preceding years that were not distributed during such years and on which we paid no federal income tax (the “Excise Tax Avoidance Requirement”).

Taxation as a RIC

If we:

•	qualify as a RIC; and

•	satisfy the Annual Distribution Requirement;

then we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain, defined as net long-term capital gains in excess of net short-term capital losses, we distribute to shareholders. As a RIC, we are subject to U.S. federal income tax at regular corporate rates on any net income or net capital gain not distributed (or deemed distributed) as dividends to our shareholders.

In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:

•	qualify to be treated as a BDC under the 1940 Act at all times during each taxable year;

•

derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities, or other income derived with respect to our business of investing in such stock or securities, and net income derived from interests in “qualified publicly traded partnerships” (partnerships that are traded on an established securities market or tradable on a secondary market, other than partnerships that derive 90% of their income from interest, dividends and other permitted RIC income) (the “90% Income Test”); and

•	diversify our holdings so that at the end of each quarter of the taxable year:

•

at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

•

no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer or of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or in the securities of one or more qualified publicly traded partnerships.

We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as PIK interest and deferred loan origination fees that are paid after origination of the loan. Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our shareholders in order to satisfy the Annual Distribution Requirement, even though we will not have received the corresponding cash amount.

We may invest in partnerships, including qualified publicly traded partnerships, which may result in our being subject to state, local or foreign income, franchise or other tax liabilities.

In addition, as a RIC, we are subject to ordinary income and capital gain distribution requirements under U.S. federal excise tax rules for each calendar year (as discussed above). If we do not meet the required distributions, we will be subject to a 4% nondeductible federal excise tax on the undistributed amount. The failure to meet U.S. federal excise tax distribution requirements will not cause us to lose our RIC status. Although we currently intend to make sufficient distributions each taxable year to satisfy the U.S. federal excise tax requirements, under certain circumstances, we may choose to retain taxable income or capital gains in excess of current year distributions into the next tax year in an amount less than what would trigger payments of federal income tax under Subchapter M of the Code. We may then be required to pay a 4% excise tax on such income or capital gains.

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If our deductible expenses in a given taxable year exceed our investment company taxable income, we may incur a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its shareholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but may carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Due to these limits on deductibility of expenses and net capital losses, we may for tax purposes have aggregate taxable income for several taxable years that we are required to distribute and that is taxable to our shareholders even if such taxable income is greater than the net income we actually earn during those taxable years.

Any underwriting fees paid by us with respect to our own stock are not deductible. We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having OID (such as debt instruments with PIK interest or, in certain cases, with increasing interest rates or issued with warrants), we must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any OID accrued will be included in our investment company taxable income for the taxable year of accrual, we may be required to make a distribution to our shareholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount. Furthermore, a portfolio company in which we hold equity or debt instruments may face financial difficulty that requires us to work out, modify, or otherwise restructure such equity or debt instruments. Any such restructuring could, depending upon the terms of the restructuring, cause us to incur unusable or nondeductible losses or recognize future non-cash taxable income.

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment, (3) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (4) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (5) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (6) cause us to recognize income or gain without a corresponding receipt of cash, (7) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (8) adversely alter the characterization of certain complex financial transactions and (9) produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections to mitigate the effect of these provisions and prevent our ability to be subject to tax as a RIC.

Gain or loss realized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long term or short term, depending on how long we held a particular warrant.

Although we do not presently expect to do so, we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our shareholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Item 1. Business — Regulation as a Business Development Company — Senior Securities and Indebtedness.” Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our qualification as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

Some of the income and fees that we may recognize, such as fees for providing managerial assistance, certain fees earned with respect to our investments, income recognized in a work-out or restructuring of a portfolio investment, or income recognized from an equity investment in an operating partnership, will not satisfy the 90% Income Test. In order to manage the risk that such income and fees might disqualify us as a RIC for a failure to satisfy the 90% Income Test, we may be required to recognize such income and fees indirectly through one or more entities treated as corporations for U.S. federal income tax purposes (therefore, received amounts treated as dividends of such corporations). Such corporations will be required to pay U.S. corporate income tax on their earnings, which ultimately will reduce our return on such income and fees.

Failure to Qualify as a RIC

If we were unable to qualify for treatment as a RIC and are unable to cure the failure, for example, by disposing of certain investments quickly or raising additional capital to prevent the loss of RIC status, we would be subject to tax on all of our taxable income at regular corporate rates. The Code provides some relief from RIC disqualification due to failures to comply with the 90% Income Test and the Diversification Tests, although there may be additional taxes due in such cases. We cannot assure you that we would qualify for any such relief should we fail the 90% Income Test or the Diversification Tests.

Should failure occur, not only would all our taxable income be subject to tax at regular corporate rates, we would not be able to deduct dividend distributions to shareholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our shareholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, certain corporate shareholders would be eligible to claim a dividend received deduction with respect to such dividends and non-corporate shareholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder’s tax basis, and any remaining distributions would be treated as a capital gain. If we fail to qualify as a RIC, we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five taxable years.

The remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement for each taxable year.

Taxation of U.S. Shareholders

Distributions by us generally are taxable to U.S. shareholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus net short-term capital gains in excess of net long-term capital losses) will be taxable as ordinary income to U.S. shareholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional Common Shares. To the extent such distributions paid by us to non-corporate shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations and if certain holding period requirements are met, such distributions generally will be treated as qualified dividend income and generally eligible for a maximum U.S. federal tax rate of either 15% or 20%, depending on whether the individual shareholder’s income exceeds certain threshold amounts, and if other applicable requirements are met, such distributions generally will be eligible for the corporate dividends received deduction to the extent such dividends have been paid by a U.S. corporation. In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for the preferential maximum U.S. federal tax rate applicable to non-corporate shareholders as well as will not be eligible for the corporate dividends received deduction.

Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. shareholder as long-term capital gains

(currently generally at a maximum rate of either 15% or 20%, depending on whether the individual shareholder’s income exceeds certain threshold amounts) in the case of individuals, trusts or estates, regardless of the U.S. shareholder’s holding period for his, her or its Common Shares and regardless of whether paid in cash or reinvested in additional Common Shares. Distributions in excess of our earnings and profits first will reduce a U.S. shareholder’s adjusted tax basis in such shareholder’s Common Shares and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. shareholder. Shareholders receiving dividends or distributions in the form of additional Common Shares purchased in the market should be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to the amount of money that the shareholders receiving cash dividends or distributions will receive, and should have a cost basis in the shares received equal to such amount. Shareholders receiving dividends in newly issued Common Shares will be treated as receiving a distribution equal to the value of the shares received and should have a cost basis of such amount.

Although we currently intend to distribute any net capital gains at least annually, we may in the future decide to retain some or all of our net capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. shareholder will be required to include their share of the deemed distribution in income as if it had been distributed to the U.S. shareholder, and the U.S. shareholder will be entitled to claim a credit or refund equal to their allocable share of the tax paid on the deemed distribution by us. The amount of the deemed distribution net of such tax will be added to the U.S. shareholder’s tax basis for their Common Shares. Since we expect to pay tax on any retained net capital gains at our regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual shareholders will be treated as having paid and for which they will receive a credit ore refund will exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. shareholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a shareholder’s liability for U.S. federal income tax. A shareholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our shareholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any tax year and (2) the amount of capital gain dividends paid for that tax year, we may, under certain circumstances, elect to treat a dividend that is paid during the following tax year as if it had been paid during the tax year in question. If we make such an election, the U.S. shareholder will still be treated as receiving the dividend in the tax year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to shareholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been received by our U.S. shareholders on December 31 of the calendar year in which the dividend was declared.

As a RIC, we are subject to alternative minimum tax, also referred to as “AMT,” but any items that are treated differently for AMT purposes must be apportioned between us and our U.S. shareholders and this may affect the U.S. Shareholders’ AMT liabilities. Although regulations explaining the precise method of apportionment have not yet been issued, it would be reasonable to apportion such items in the same proportion that dividends paid to each U.S. shareholder bear to our taxable income (determined without regard to the dividends paid deduction). We intend to use this apportionment method unless the IRS issues further guidance or a different method for a particular item is warranted under the circumstances.

If an investor purchases Common Shares shortly before the record date of a distribution, the price of the Common Shares will include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of their investment.

A shareholder generally will recognize taxable gain or loss if the shareholder sells or otherwise disposes of their Common Shares. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the shareholder has held their Common Shares for more than one year. Otherwise, it would be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of Common Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of Common Shares may be disallowed if other Common Shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such a case, the basis of Common Shares acquired will be increased to reflect the disallowed loss.

In general, individual U.S. shareholders are subject to a maximum U.S. federal income tax rate of either 15% or 20% (depending on whether the individual U.S. shareholder’s income exceeds certain threshold amounts) on their net capital gain, i.e., the excess of realized net long-term capital gain over realized net short-term capital loss for a taxable year, including a long-term capital gain derived from an investment in our Common Shares. Such rate is lower than the maximum federal income tax rate on ordinary taxable income currently payable by individuals. Corporate U.S. shareholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate shareholders incurring net capital losses for a tax year (i.e., net capital losses in excess of net capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each tax year; any net capital losses of a non-corporate shareholder in excess of $3,000 generally may be carried forward and used in subsequent tax years as provided in the Code. Corporate shareholders generally may not deduct any net capital losses for a tax year, but may carry back such losses for three tax years or carry forward such losses for five tax years.

We will send to each of our U.S. shareholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each calendar year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. shareholder’s particular situation. Dividends distributed by us generally will not be eligible for the dividends-received deduction or the lower tax rates applicable to certain qualified dividends.

Until and unless we are treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) as a result of either (1) Common Shares and our preferred stock collectively being held by at least 500 persons at all times during a taxable year or (2) Common Shares being treated as regularly traded on an established securities market for any taxable year, for purposes of computing the taxable income of U.S. shareholders that are individuals, trusts or estates, (1) our earnings will be computed without taking into account such U.S. shareholders’ allocable shares of the management and incentive fees paid to our investment advisor and certain of our other expenses, (2) each such U.S. shareholder will be treated as having received or accrued a dividend from us in the amount of such U.S. shareholder’s allocable share of these fees and expenses for such taxable year, (3) each such U.S. shareholder will be treated as having paid or incurred such U.S. shareholder’s allocable share of these fees and expenses for the calendar year and (4) each such U.S. shareholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. shareholder. Miscellaneous itemized deductions are generally not deductible by a U.S. shareholder that is an individual, trust or estate through 2025 and beginning in 2026 and deductible only to the extent that the aggregate of such U.S. shareholder’s miscellaneous itemized deductions exceeds 2% of such U.S. shareholder’s adjusted gross income for U.S. federal income tax purposes. Miscellaneous itemized deductions are not deductible at any time for purposes of the alternative minimum tax for individuals and will be subject an annual cap for income tax purposes for individuals beginning in 2026.

Backup withholding, currently at a rate of 24%, may be applicable to all taxable distributions to any non-corporate U.S. shareholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such shareholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. shareholder’s U.S. federal income tax liability and may entitle such shareholder to a refund, provided that proper information is timely provided to the IRS.

If a U.S. shareholder recognizes a loss with respect to Common Shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on

Form 8886. Direct shareholders of portfolio securities are in many cases exempted from this reporting requirement, but under current guidance, shareholders of a RIC are not exempted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. shareholders should consult their tax advisors to determine the applicability of these regulations in light of their specific circumstances.

A U.S. shareholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. shareholder of the activities we propose to conduct could give rise to UBTI. However, a BDC (and RIC) is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. shareholder generally should not be subject to U.S. taxation solely as a result of the shareholder’s ownership of our Common Shares and receipt of dividends with respect to such Common Shares. Moreover, under current law, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. shareholder. Therefore, a tax-exempt U.S. shareholder should not be treated as earning income from “debt-financed property” and dividends we pay should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur. Legislation has been introduced in Congress in the past, and may be introduced again in the future, which would change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments if enacted. In the event that any such proposals were to be adopted and applied to BDCs (and RICs), the treatment of dividends payable to tax-exempt investors could be adversely affected. In addition, special rules would apply if we were to invest in certain real estate mortgage investment conduits, which we do not currently plan to do, that could result in a tax-exempt U.S. shareholder recognizing income that would be treated as UBTI.

An additional 3.8% federal tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from us and net gains from redemptions or other taxable dispositions of our shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceed certain threshold amounts.

Taxation of Non-U.S. Shareholders

The following discussion only applies to certain non-U.S. shareholders. Whether an investment in the Common Shares is appropriate for a non-U.S. shareholder will depend upon that person’s particular circumstances. An investment in the Common Shares by a non-U.S. shareholder may have adverse tax consequences. Non-U.S. shareholders should consult their tax advisors before investing in our Common Shares.

Subject to the discussion below, distributions of our “investment company taxable income” to non-U.S. shareholders (including interest income, net short-term capital gain or foreign-source dividend and interest income, which generally would be free of withholding if paid to non-U.S. shareholders directly) will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of the non-U.S. shareholder, in which case the distributions will generally be subject to U.S. federal income tax at the rates applicable to U.S. persons. In that case, we will not be required to withhold U.S. federal tax if the non-U.S. shareholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a non-U.S. shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisors.

Certain properly reported dividends received by a non-U.S. shareholder generally are exempt from U.S. federal withholding tax when they (1) are paid in respect of our “qualified net interest income” (generally, our U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at least a 10% shareholder, reduced by expenses that are allocable to such income), or (2) are paid in connection with our “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our long-term capital loss for a tax year) as well as if certain other requirements are satisfied. Nevertheless, it should be noted that in the case of shares of our stock held through an intermediary, the intermediary may have withheld U.S. federal income tax even if we reported the payment as an interest-related dividend or short-term capital gain dividend. Moreover, depending on the circumstances, we may report all, some or none of our potentially eligible dividends as derived from such qualified net interest income or as qualified short-term capital gains, or treat such dividends, in whole or in part, as ineligible for this exemption from withholding.

Actual or deemed distributions of our net capital gains to a non-U.S. shareholder, and gains realized by a non-U.S. shareholder upon the sale of our Common Shares, will not be subject to federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. shareholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. shareholder in the United States or, in the case of an individual non-U.S. shareholder, the shareholder is present in the United States for 183 days or more during the year of the sale or capital gain dividend and certain other conditions are met.

If we distribute our net capital gains in the form of deemed rather than actual distributions (which we may do in the future), a non-U.S. shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the non-U.S. shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate non-U.S. shareholder, distributions (both actual and deemed), and gains realized upon the sale of our Common Shares that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).

A non-U.S. shareholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the non-U.S. shareholder provides us or the dividend paying agent with a U.S. nonresident withholding tax certification (e.g., an IRS Form W-8BEN, IRS Form W-8BEN-E, or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. shareholder or otherwise establishes an exemption from backup withholding.

Withholding of U.S. tax (at a 30% rate) is required by the Foreign Account Tax Compliance Act, or FATCA, provisions of the Code with respect to payments of dividends and (effective January 1, 2019) certain capital gain dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive new reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to enable the applicable withholding agent to determine whether withholding is required.

An investment in shares by a non-U.S. person may also be subject to U.S. federal estate tax. Non-U.S. persons should consult their own tax advisors with respect to the U.S. federal income tax, U.S. federal estate tax, withholding tax, and state, local and foreign tax consequences of acquiring, owning or disposing of our Common Shares.

Item 1A.  Risk Factors.

Investing in our Common Shares involves a number of significant risks. Before you invest in our Common Shares, you should be aware of various risks, including those described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide whether to make an investment in our Common Shares. The risks set out below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. If any of the following events occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our net asset value and the trading price of our Common Shares could decline, and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS

We are a new company with no operating history and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our shareholders.

We were incorporated in Delaware in August 2022. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objective and that the value of your investment could decline substantially. In addition, we will commence operations only upon completion of this offering. We cannot assure you that we will be able to operate our business successfully or implement our business strategies as described in this prospectus.

Our Investment Advisor and its Principals have no experience managing a BDC or a RIC.

The 1940 Act and the Code impose numerous constraints on the operations of BDCs and RICs that do not apply to the other investment vehicles previously managed by our Investment Advisor. For example, under the 1940 Act, BDCs are required to invest at least 70% of their total assets primarily in securities of qualifying U.S. private or thinly traded companies. Moreover, qualification for taxation as a RIC under subchapter M of the Code requires satisfaction of source-of-income and asset diversification requirements and distribute annually to our shareholders an amount equal to at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, reduced by deductible expenses. The failure to comply with these provisions in a timely manner could prevent us from qualifying as a BDC or RIC or could force us to pay unexpected taxes and penalties, which could be material. Our Investment Advisor does not have any prior experience managing a BDC or a RIC. Its lack of experience in managing a portfolio of assets under such constraints may hinder its ability to take advantage of attractive investment opportunities and, as a result, achieve our investment objective.

A failure on our part to maintain our status as a BDC would significantly reduce our operating flexibility.

If we do not continue to qualify as a BDC, our operating flexibility would be significantly reduced. There can be no assurance that the laws and regulations governing our 1940 Act status, including the Division of Investment Management of the SEC’s providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. If we fail to maintain our status as a BDC, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company; (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so or (c) be treated as a closed-end investment company, any of which could negatively affect the value of our Common Shares, the sustainability of our business model and our ability to make distributions, which could materially and adversely affect our business and the market price of our Common Shares. In addition, if we were required to register as an investment company, but failed to do so, we could be subject to criminal and civil actions.

We will be subject to corporate-level income tax if we are unable to qualify as a RIC, which would adversely affect our results of operations and financial condition.

To qualify as a RIC under the Code, we must meet certain source-of-income, asset diversification and distribution requirements.

The distribution requirement for a RIC is satisfied if we distribute annually to our shareholders an amount equal to at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, reduced by deductible expenses. Because we may use debt financing in the future, we may be subject to certain asset coverage ratio requirements under the 1940 Act and financial covenants under loan agreements that could, under certain circumstances, restrict us from making distributions necessary to qualify as a RIC. If we are unable to obtain cash from other sources, we may fail to qualify as a RIC and, thus, may be subject to corporate-level income tax. Because we must make distributions to our shareholders as described above, such amounts, to the extent a shareholder is not participating in our dividend reinvestment plan, will not be available to fund future investments.

To qualify as a RIC, we must derive at least 90% of our gross income for each taxable year from certain qualifying sources and also meet certain asset diversification requirements at the end of each calendar quarter. Failure to meet these tests may result in our having to (i) dispose of certain investments quickly or (ii) raise additional capital to prevent the loss of RIC status. Because most of our investments will be in private companies, any such dispositions could be made at disadvantageous prices and may result in substantial losses. In addition, if we raise additional capital to satisfy the asset diversification requirements, it could take a longer time to invest such capital. During this period, we will invest in temporary investments, such as cash and cash equivalents, which we expect will earn yields substantially lower than the interest income that we anticipate receiving in respect of investments made pursuant to our investment strategy.

If we fail to qualify as a RIC for any reason and become or remain subject to corporate-level income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions. Such a failure would materially and adversely affect us and our shareholders.

We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

For U.S. federal income tax purposes, we will include in income certain amounts that we have not yet received in cash, such as original issue discount, which may arise if we receive warrants in connection with the making of a loan or possibly in other circumstances, or contracted PIK interest, which represents contractual interest added to the loan balance and due at the end of the loan term. Such original issue discount or increases in loan balances will be included in income before we receive any corresponding cash payments. We also may be required to include in income certain other amounts that we will not receive in cash, including, for example, deferred payment securities.

Our investments may include PIK interest.

To the extent that we invest in loans with a PIK interest component and the accretion of PIK interest constitutes a portion of our income, we will be exposed to risks associated with the requirement to include such non-cash income in taxable and accounting income prior to receipt of cash, including: (i) loans with a PIK interest component may have higher interest rates that reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans; (ii) loans with a PIK interest component may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral; (iii) the deferral of PIK interest increases the loan-to-value ratio, which is a fundamental measure of loan risk; (iv) even if the accounting conditions for PIK interest accrual are met, the borrower could still default when the borrower’s actual payment is due at the maturity of the loan; and (v) PIK interest payments we receive will increase our assets under management and, as a result, will increase the amount of fees payable by us to the Advisor.

We may change the dividend policy for our Common Shares in the future; and if we were to make a taxable distribution of our Common Shares as part of a dividend, you may be required to sell such Common Shares or sell other assets owned by you in order to pay any tax imposed on such distribution.

We currently expect that, to the extent we pay a dividend, such dividends will be paid entirely in cash. However, depending upon our liquidity needs, we reserve the right to pay any or all dividends in a combination of cash and shares of our Common Shares, even to our shareholders who opt out of our dividend reinvestment plan. If we make such a distribution, each of our taxable U.S. shareholders may be required to treat the total value of the distribution that each such shareholder receives as a dividend, to the extent of each such shareholder’s pro-rata share of our earnings and profits, regardless of whether such shareholder receives cash, shares of our Common Shares or a combination of cash and shares of our Common Shares. A U.S. shareholder’s taxes resulting from receipt of a distribution consisting of cash and shares of our Common Shares may exceed the cash that such shareholder receives in the distribution, in which case such shareholder may have to use cash from other sources to pay such tax. If a taxable U.S. shareholder sells the Common Shares it receives in a distribution consisting of cash and shares of our Common Shares in order to pay its taxes, the sales proceeds may be less than the amount included in income with respect to such distribution, depending on the market price of our Common Shares at the time of the sale. With respect to non-U.S. shareholders, we may be required to withhold federal tax with respect to our dividends, including dividends that are paid in shares of our Common Shares. In addition, if a significant number of our shareholders sell shares of our Common Shares in order to pay taxes owed on dividends, such sales would put downward pressure on the market price of our Common Shares.

Our board of directors will continue to evaluate our per share dividend payments on a quarterly basis as they monitor the capital markets and the impact of the economy on us. The decision as to whether to authorize and pay dividends on our Common Shares in the future, as well as the timing, amount and composition of any such future dividends, will be at the sole discretion of our board of directors in light of conditions then existing. While the statements above concerning our dividend policy represent our current expectation, any actual dividend payable will be determined by our board of directors based upon the circumstances at the time of declaration and the actual number of shares then outstanding, and any dividend payable may vary from such expected amounts. Any change in our per share dividend payments could materially and adversely affect the market price of our Common Shares.

If we fail to develop, enhance and implement strategies to adapt to changing conditions in the business environment in which we operate and to manage our future growth, our financial condition and results of operations may be materially and adversely affected.

The manner in which we compete and the types of assets in which we seek to invest will be affected by changing conditions resulting from sudden changes in our industry, regulatory environment, the role of credit rating agencies or their rating criteria or process, or the U.S. and global economies generally. If we do not effectively respond to these changes, or if our strategies to respond to these changes are not successful, our financial condition and results of operations may be adversely affected. In addition, we can provide no assurances that we will be successful in executing our business strategies or that, even if we successfully implement our business strategies, we will ever generate revenues or profits.

Our executive officers and the members of our Investment Advisor will have substantial responsibilities in connection with their roles at our Investment Advisor with respect to other White Oak Funds as well as responsibilities under the Investment Advisory and Management Agreement with us. They may also be called upon to provide managerial assistance to our portfolio companies on our behalf. These demands on their time, which will increase as the number of our and other White Oak Funds’ investments grow, may distract them or slow our rate of investment. In order to grow, our Investment Advisor may need to hire, train, supervise and manage new employees. However, we cannot assure you that any such employees will be retained. Any failure to manage our future growth effectively could materially and adversely affect our financial condition and results of operations.

We are dependent upon our Investment Advisor’s key personnel and their strong referral relationships for our future success.

We will depend on the diligence, skill and network of business contacts of our Investment Advisor to identify, evaluate, negotiate, structure, close and monitor our investments. In particular, we are relying on our Investment Advisor’s ability to directly originate attractive loans through diverse relationships with financial sponsors, financial institutions, financial advisors, law firms, accounting firms and management teams. We will also depend, to a significant extent, on the information and deal flow generated by our Investment Advisor’s investment professionals in the course of their investment and portfolio management activities. Our future success will depend on the continued service of our Investment Advisor’s investment committee. The departure of any of the members of our Investment Advisor’s investment committee could materially and adversely affect our ability to achieve our investment objective. In addition, we cannot assure you that the Investment Advisor will remain our investment advisor. As a result, we may not be able to operate our business as we expect, and our ability to compete could be harmed, which could cause our operating results to suffer.

We are highly dependent on our Investment Advisor’s information systems, and any systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our Common Shares and our ability to make distributions to our shareholders.

Our business is highly dependent on communications and information systems of our Investment Advisor. Any failure or interruption of our Investment Advisor’s systems could cause delays or other problems in our securities trading activities, which could materially and adversely affect our operating results and negatively affect the market price of our Common Shares and our ability to make distributions to our shareholders.

We may not replicate our Investment Advisor’s past performance and the Principals may not be able to achieve the same or similar results as they achieved in their prior employment.

Our primary focus in making investments may differ from those of other funds that are or have been managed by our Investment Advisor. Further, our investors are not acquiring an interest in other White Oak Funds. As a BDC, we will incur additional expenses related to our being a public company. Further, unlike other White Oak Funds, we must, as a RIC, meet certain source-of-income, asset diversification and distribution requirements, which could force us to dispose of investments at times we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations. Accordingly, we cannot assure you that we will replicate our Investment Advisor’s past performance with respect to other White Oak Funds.

Although in the past the Principals of our Investment Advisor held senior positions in various investment firms, their prior achievements are not necessarily indicative of their future performance. In their roles at other investment firms, the Principals were members of investment teams and not solely responsible for making investment decisions. As a result, the Principals may not be able to replicate the same or similar results in the managing us as they achieved in their prior employment.

Our board of directors will approve very broad investment guidelines for our Investment Advisor and will not approve each investment and financing decision made by our Investment Advisor unless required by our investment guidelines.

Our Investment Advisor will be authorized to follow very broad investment guidelines established by our board of directors. Our board of directors will periodically review our investment guidelines and our portfolio of assets but will not, and will not be required to, review all of our proposed investments, except in limited circumstances as set forth in our investment guidelines. Our Investment Advisor will have great latitude within the broad parameters of our investment guidelines in determining the types and amounts of assets in which to invest on our behalf, including making investments that may result in returns that are substantially below expectations or result in losses, which would materially and adversely affect our business and results of operations, or may otherwise not be in the best interests of our shareholders.

We may generally change our business, investment, leverage and financing strategies without prior notice or shareholder approval, the effects of which may be adverse to holders of our Common Shares.

As the market evolves, we may generally change our business, investment, leverage and financing strategies without a vote of, or notice to, our shareholders, which could result in our making investments and engaging in business activities that are different from, and possibly riskier than, the investments and business activities described in this prospectus. In particular, a change in our investment strategy, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to interest rate risk and default risk. In addition, we may in the future use leverage at times and in amounts deemed prudent by our board of directors and the Investment Advisor in their discretion, and such decision would not be subject to shareholder approval. Further, our board of directors may determine in the future that our investment objective does not offer the potential for attractive risk-adjusted returns for an investment strategy that is consistent with our election to operate as a BDC under the 1940 Act. Our board of directors has the authority to modify or waive our current operating policies and our strategies at any time without prior notice and without shareholder approval. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and value of our stock. However, the effects could materially and adversely affect our financial condition, results of operations and our ability to make distributions to our shareholders, which could cause you to lose all or part of your investment.

Our ability to grow will depend on our ability to raise capital.

We will need to periodically access the capital markets to raise cash to fund new investments. Unfavorable economic conditions could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings, if any. In particular, failure to raise sufficient capital would negatively impact our ability to make significant investments.

We may create wholly-owned subsidiaries in connection with our operations.

To the extent we create any subsidiaries of the Company, such subsidiaries are expected to have substantially similar principal investment strategies and risks as the Company. Such subsidiaries would not be registered under the 1940 Act, however, the Investment Advisor will comply with the provisions of the 1940 Act governing investment policies, capital structure and leverage, investment advisory contracts, affiliated transactions and custody as applicable to any such subsidiaries. Our board of directors has oversight responsibility for our investment activities, including an investment in any subsidiary, and the Company’s role as sole stockholder of any wholly-owned subsidiary. To the extent applicable to the investment activities of a wholly-owned subsidiary, the subsidiary would follow the Company’s applicable compliance policies and procedures. We would “look through” any such subsidiary to determine compliance with our investment policies and would generally expect to consolidate any such wholly owned subsidiary for purposes of our financial statements and compliance with the 1940 Act. For the avoidance of doubt, the Company will not control any entity that primarily engages in investment activities in securities or other assets, other than an entity that is the Company’s wholly-owned subsidiary.

Regulations governing our operation as a BDC will affect our ability to, and the way in which we, raise additional capital.

We may issue debt securities or preferred stock, which we refer to collectively as “senior securities,” and borrow money from banks or other financial institutions up to the maximum amount permitted by the 1940 Act. Under the provisions of the 1940 Act, we will be permitted, as a BDC, to incur indebtedness or issue senior securities only in amounts such that our asset coverage equals at least 150% after such incurrence or issuance. If the value of our assets declines, we may be unable to satisfy this test, which would prohibit us from paying dividends and could prevent us from maintaining our status as a RIC. If we cannot satisfy this test, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when such sales may be disadvantageous.

We are not generally able to issue and sell our Common Shares at a price below net asset value per share. We may, however, sell our Common Shares, or warrants, options or rights to acquire our Common Shares, at a price below the current net asset value of the Common Shares if our board of directors determines that such sale is in our best interests and the best interests of our shareholders and our shareholders approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price which, in the determination of our board of directors, closely approximates the market value of such securities (less any commission or discount). If our Common Shares trades at a discount to net asset value, this restriction could adversely affect our ability to raise capital. However, we are permitted to issue rights to all of our shareholders even if our Common Shares are trading at a price below net asset value, without shareholder approval.

Furthermore, we may in the future seek to securitize our loans to generate cash for funding new investments. To securitize loans, we may create a wholly-owned subsidiary and contribute a pool of loans to the subsidiary. This could include the sale of interests in the subsidiary on a non-recourse basis to purchasers who we would expect to be willing to accept a lower interest rate to invest in investment grade loan pools, and we would retain a portion of the equity in the securitized pool of loans. An inability to successfully securitize our loan portfolio could limit our ability to grow our business, fully execute our business strategy and decrease our earnings, if any. The securitization market is subject to changing market conditions and we may not be able to access this market when we would otherwise deem appropriate. Moreover, the successful securitization of our loan portfolio might expose us to losses as the residual loans in which we do not sell interests will tend to be those that are riskier and more apt to generate losses. The 1940 Act may also impose restrictions on the structure of any securitization.

Changes in laws or regulations governing our operations, or changes in the interpretation thereof, and any failure by us to comply with laws or regulations governing our operations may adversely affect our business.

We and our portfolio companies will be subject to regulation by laws at the local, state and federal levels. These laws and regulations, as well as their interpretation, may be changed from time to time. Any changes to the laws and regulations governing our operations may cause us to alter our investment strategy in order to avail ourselves of new or different opportunities. Such changes could result in material differences to the strategies and plans set forth in this prospectus and may result in our investment focus shifting from the areas of expertise of our Investment Advisor to other types of investments in which our Investment Advisor may have less expertise or little or no experience. Accordingly, any change in these laws or regulations, or their interpretation, or any failure by us to comply with these laws or regulations may materially and adversely affect our business.

Future legislative and regulatory proposals directed at the financial services industry that are proposed or pending in the U.S. Congress may negatively impact the operations, cash flows or financial condition of us or our portfolio companies, impose additional costs on our portfolio companies or us, intensify the regulatory supervision of us or our portfolio companies or otherwise adversely affect our business or the business of our portfolio companies. Laws that apply to us, either now or in the future, are often highly complex and may include licensing requirements. The licensing process can be lengthy and can be expected to subject us to increased regulatory oversight. Failure, even if unintentional, to comply fully with applicable laws may result in sanctions, fines, or limitations on the ability of the Company or the Investment Advisor to do business in the relevant jurisdiction or to procure required licenses in other jurisdictions, all of which could have a material adverse effect on us. In addition, if we do not comply with applicable laws and regulations, we could lose any licenses that we then hold for the conduct of our business and may be subject to civil fines and criminal penalties.

In addition, certain regulations applicable to debt securitizations implementing credit risk retention requirements that have taken effect in both the U.S. and in Europe may adversely affect or prevent us from entering into securitization transactions. These risk retention rules will increase our cost of funds under, or may prevent us from completing, future securitization transactions. In particular, the U.S. Risk Retention Rules require the sponsor (directly or through a majority-owned affiliate) of a debt securitization, such as CLOs, in the absence of an exemption, to retain an economic interest in the credit risk of the assets being securitized in the form of an eligible horizontal residual interest, an eligible vertical interest, or a combination thereof, in accordance with the requirements of the U.S. Risk Retention Rules. Given the more attractive financing costs associated with these types of debt securitizations as opposed to other types of financing available (such as traditional senior secured facilities), this increases our financing costs, which increases the financing costs ultimately be borne by our common shareholders.

Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension by the Biden Administration could negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of us or otherwise adversely affect our business, financial condition and results of operations.

We are an “emerging growth company,” and we do not know if such status will make our shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, until the earliest of:

•	the last day of the fiscal year ending after the fifth anniversary of any initial public offer of Common Shares;

•	the year in which our total annual gross revenues first exceed $1.07 billion;

•	the date on which we have, during the prior three-year period, issued more than $1.0 billion in non-convertible debt; and

•

the last day of a fiscal year in which we (1) have an aggregate worldwide market value of our Common Shares held by non-affiliates of $700 million or more, computed at the end of each fiscal year as of the last business day of our most recently completed second fiscal quarter, and (2) have been a reporting company under the Exchange Act for at least one year (and filed at least one annual report under the Exchange Act).

For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict if investors will find our shares less attractive because we will rely on some or all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.

Efforts to comply with Section 404 of the Sarbanes-Oxley Act will involve significant expenditures, and non-compliance with Section 404 of the Sarbanes-Oxley Act may adversely affect us and the market price of our Common Shares.

Upon effectiveness of this Registration Statement, we will be required to comply with certain requirements of the Sarbanes-Oxley Act and the related rules and regulations promulgated by the SEC but will not have to comply with certain requirements until we have been registered under the Exchange Act for a specified period of time or cease to be an “emerging growth company.” Upon registering our Common Shares under the Exchange Act, we will be subject to the Sarbanes-Oxley Act and the related rules and regulations promulgated by the SEC, and our management will be required to report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will be required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. As a result, we expect to incur significant additional expenses that may negatively impact our financial performance and our ability to make distributions. This process will also result in a diversion of management’s time and attention. We do not know when our evaluation, testing and remediation actions will be completed or its impact on our operations. In addition, we may be unable to ensure that the process is effective or that our internal control over financial reporting is or will be effective. In the event that we are unable to come into and maintain compliance with the Sarbanes-Oxley Act and related rules, we and the value of our securities would be adversely affected.

We will incur significant costs as a result of being registered under the Exchange Act

We will incur legal, accounting, and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act, as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act and other rules implemented by the SEC.

There are risks associated with any potential Merger with or Asset Sale to another BDC.

Our Investment Advisor may in the future recommend to our board of directors that we merge with or sell all or substantially all of our assets to one or more funds, including a fund that could be managed by our Investment Advisor (including another BDC). In connection with a recommendation to the board of directors of an Exchange Listing, an IPO or a Merger and dependent upon the relevant facts and circumstances at the time, certain expense adjustment measures may be proposed, including without limitation, potential fee discounts or other expense measures; provided, however, that there is no assurance that any such measures would ultimately be consummated. No such Merger or Asset Sale would be consummated absent the meeting of various conditions required by applicable law or contract, at such time, which may include approval of the board of directors and common equity holders of both funds. If our Investment Advisor is the investment adviser of both funds, various conflicts of interest would exist with respect to any such transaction. Such conflicts of interest may potentially arise from, among other things, differences between the compensation payable to the Investment Advisor by us and by the entity resulting from such a Merger or Asset Sale or efficiencies or other benefits to our Investment Advisor as a result of managing a single, larger fund instead of two separate funds.

If our primary investments are deemed not to be qualifying assets, we could lose our status as a BDC or be precluded from investing according to our current business plan.

If we are to maintain our status as a BDC, we must not acquire any assets other than qualifying assets unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are qualifying assets. We believe that most of the investments that we may acquire in the future will constitute qualifying assets. However, we may be precluded from investing in what we believe are attractive investments if such investments are not qualifying assets for purposes of the 1940 Act. If we do not invest a sufficient portion of our assets in qualifying assets, we could be found to be in violation of the 1940 Act provisions applicable to BDCs and possibly lose our status as a BDC, which would materially and adversely affect our business, financial condition and results of operations. Similarly, these rules could prevent us from making follow-on investments in existing portfolio companies (which could result in the dilution of our position) or could require us to dispose of investments at inopportune times in order to come into compliance with the 1940 Act.

We operate in a market for investment opportunities that has traditionally been competitive and we may face increasing competition for investment opportunities, which could adversely affect our operating results.

A number of entities will compete with us to make the types of investments that we plan to make. We will compete with other BDCs, public and private funds, commercial and investment banks, commercial financing companies, insurance companies, high yield investors, hedge funds, and, to the extent they provide an alternative form of financing, private equity funds. Many of our competitors are substantially larger and have considerably more experience and greater financial, technical and marketing resources than we do. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than we can. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act and the Code will impose on us as a BDC and RIC, respectively. We cannot assure you that the competitive pressures we face will not materially and adversely affect our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we cannot assure you that we will be able to identify and make investments that meet our investment objective.

We will not seek to compete primarily based on the interest rates we will offer, and we believe that some of our competitors may make loans with interest rates that will be comparable to or lower than the rates we offer. We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. However, if we match our competitors’ pricing, terms and structure, we may experience decreased net interest income and increased risk of credit loss. As a result of operating in such a competitive environment, we may make investments that are on better terms to our portfolio companies than what we may have originally anticipated, which may impact our return on these investments.

We expect that, in the event the capital markets recover from this period of disruption and instability, there will be increased competition in this market.

The lack of liquidity in our investments may adversely affect our business.

We will generally make investments in private companies. Substantially all of these investments will be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly traded securities. The illiquidity of our investments may make it difficult for us to sell such investments if the need arises. In addition, we may face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that either we or an affiliated manager of our Investment Advisor has material non-public information regarding such portfolio company. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which may cause us to incur losses. If we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our assets, and, as a result, we may suffer losses. Further, if and to the extent that we use leverage to finance our investments that are or become liquid, the adverse impact on us related to trying to sell assets in a short period of time for cash could be greatly exacerbated.

If we incur indebtedness or issue senior securities or preferred stock to make investments, we will be exposed to additional risks, including the typical risks associated with leverage, which will increase the risk of investing in our Common Shares.

With certain limited exceptions, we are only allowed to borrow amounts such that our asset coverage is at least 150% after such borrowing. The amount of leverage that we employ, if any, will depend on our Investment Advisor’s and our board of directors’ assessment of market and other factors at the time of any proposed borrowing. There is no assurance that a leveraging strategy would be successful. Leverage involves risks and special considerations of shareholders, including:

•	The likelihood of greater volatility of net asset value and market price of the shares than a comparable portfolio without leverage.

•

The exposure to increased risk of loss if we incur debt or issue senior securities to finance investments because a decrease in the value of our investments would have a greater negative impact on our returns, and therefore on the value of our Common Shares, than if we did not use leverage.

•	Any depreciation in the value of our assets may magnify losses associated with an investment and could eliminate the value of an asset to us.

•

If we do not appropriately match the assets and liabilities of our business, adverse changes in interest rates could reduce or eliminate the incremental income we make with the proceeds of any leverage.

•

Our ability to pay dividends on our Common Shares may be restricted if our asset coverage ratio is not at least 150%, and any amounts used to service indebtedness or preferred stock would not be available for such dividends.

•	Any credit facility would be subject to periodic renewal by our lenders, whose continued participation cannot be guaranteed.

•

The likelihood that such debt or securities will be governed by an instrument which may contain covenants restricting our operating flexibility, and may require us to pledge assets or provide other security for such indebtedness. These covenants may impose asset coverage or investment portfolio composition requirements that are more stringent than those imposed by the 1940 Act and could require us to liquidate investments at an inopportune time.

•	We, and indirectly our shareholders, will bear the cost of leverage, including issuance and servicing costs.

•	Any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Common Shares.

•

Because payment of cumulative dividends and repayment of the liquidation preference of preferred stock must take preference over any dividends or other payments to our common shareholders, preferred stock has the same risks to our common shareholders as borrowings.

•	The special voting rights and preferences of preferred shareholders may result in such shareholders’ having interests that are not aligned with the interests of our common shareholders.

Any requirement that we sell assets at a loss to redeem or pay interest or dividends on any leverage or for other reasons would reduce our net asset value and also make it difficult for the net asset value to recover. Our Investment Advisor and our board of directors may nevertheless determine to use leverage if they expect that the benefits to our shareholders of maintaining the leveraged position will outweigh the risks.

Some of the Fund’s investments may be, or be comprised of, “covenant-lite” loans.

Covenant-lite loan contain fewer maintenance covenants than other obligations, or no maintenance covenants, and may not includeterms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. Covenant-lite loans may carry more risk than traditional loans as they allow individuals and corporations to engage in activities that would otherwise be difficult or impossible under a covenant-heavy loan agreement. In the event of default, covenant-lite loans may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the borrower prior to default.

Changes in interest rates may affect our cost of capital and net investment income.

Because we may borrow to fund our investments, a portion of our net investment income may be dependent upon the difference between the interest rate at which we borrow funds and the interest rate at which we invest these funds. In periods of rising interest rates, the cost at which we are able to borrow funds could increase, which would reduce our net investment income. Additionally, an increase in interest rates could decrease the value of any investments we hold which earn fixed interest rates and also could increase our interest expense, thereby decreasing our net income. Conversely, a reduction in the interest rates on new investments relative to interest rates on current investments could also have an adverse impact on our net interest income. Also, an increase in interest rates available to investors could make investment in our Common Shares less attractive if we are not able to increase our dividend rate, which could reduce the value of our Common Shares. As a result, a significant change in market interest rates could materially and adversely affect our business, financial condition and results of operations.

You should also be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee hurdle rate and may result in a substantial increase of the amount of incentive fees payable to our Investment Advisor with respect to our pre-incentive fee net investment income.

Inflation may adversely affect our business and operations and those of our portfolio companies.

Economic activity has continued to accelerate across sectors and regions. Nevertheless, due to global supply chain issues, a rise in energy prices and strong consumer demand as economies continue to reopen, inflation is showing signs of acceleration in the U.S. and globally. Inflation is likely to continue in the near to medium-term, particularly in the U.S., with the possibility that monetary policy may tighten in response. Certain of our portfolio companies may be impacted by inflation and persistent inflationary pressures could negatively affect our portfolio companies profit margins.

Many of our portfolio investments will be recorded at fair value as determined in good faith by our board of directors. As a result, there will be uncertainty as to the value of our portfolio investments.

Under the 1940 Act, we are required to carry our portfolio investments at market value or, if there is no readily available market value, at fair value as determined pursuant to policies adopted by, and subject to the oversight of, our board of directors. There is not a public market for the securities of the privately-held companies in which we invest. Most of our investments will not be publicly-traded or actively traded on a secondary market. As a result, we value these securities quarterly at fair value as determined in good faith as required by the 1940 Act.

As part of our valuation process, we will take into account relevant factors in determining the fair value of our investments without market quotations. Such factors generally include, as appropriate, comparison to publicly-traded securities including such factors as yield, maturity and measures of credit quality, the enterprise value of a portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, its earnings and discounted cash flow, the markets in which the portfolio company does business and other relevant factors. Our determinations of fair value may differ materially from the values that would have been used if a ready market for these non-traded securities existed. Due to this uncertainty, our fair value determinations may cause our NAV on a given date to materially differ from the value that we may ultimately realize upon the sale of one or more of our investments.

Accounting rules for certain of our investments are highly complex and involve significant judgment and assumptions, and changes in such rules, accounting interpretations or our assumptions could adversely impact our ability to timely and accurately prepare our financial statements.

Accounting rules for mortgage loan sales and securitizations, valuations of financial instruments, investment consolidations and other aspects of our anticipated operations are highly complex and involve significant judgment and assumptions. These complexities could lead to a delay in preparation of financial information and the delivery of this information to our shareholders. Changes in accounting rules, interpretations or our assumptions could undermine our ability to prepare timely and accurate financial statements, which could result in a lack of investor confidence in our publicly filed information and could materially and adversely affect the market price of our Common Shares.

We may experience fluctuations in our quarterly results.

We could experience fluctuations in our quarterly operating results due to a number of factors, including the interest rate payable on the debt investments we make, the default rate on such investments, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, including impairment charges, and the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

There are significant potential conflicts of interest which could impact our investment returns.

Certain of our executive officers and directors, and Principals of our Investment Advisor serve or may serve as officers, directors or principals of other entities and affiliates of our Investment Advisor and investment funds managed by our Investment Advisor and its affiliates. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of us or our shareholders or that may require them to devote time to services for other entities, which could interfere with the time available to provide services to us.

We will pay management and incentive fees to our Investment Advisor, and will reimburse our Investment Advisor for certain expenses it incurs. As a result, investors in our Common Shares will invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in, among other things, a lower rate of return than one might achieve through direct investments. Our Investment Advisor’s management fee will be based on a percentage of our total assets (including assets purchased with borrowed funds) and our Investment Advisor may have conflicts of interest in connection with decisions that could affect the Company’s total assets, such as decisions as to whether to incur debt in order to increase the Company’s total assets. Accordingly, there may be times when our Investment Advisor has interests that differ from those of our shareholders, giving rise to a conflict.

Our shareholders may have conflicting investment, tax and other objectives with respect to their investments in us. The conflicting interests of individual shareholders may relate to or arise from, among other things, the nature of our investments, the structure or the acquisition of our investments, and the timing of disposition of our investments. As a consequence, conflicts of interest may arise in connection with decisions made by our Investment Advisor, including with respect to the nature or structuring of our investments, that may be more beneficial for one shareholder than for another shareholder, especially with respect to shareholders’ individual tax situations. In selecting and structuring investments appropriate for us, our Investment Advisor will consider the investment and tax objectives of the Company and our shareholders as a whole, not the investment, tax or other objectives of any shareholder individually.

The involvement of our Investment Advisor’s investment professionals in our valuation process may create conflicts of interest.

Our portfolio investments will generally not be in publicly traded securities. As a result, the value of these securities will not be readily available. We will value these securities at fair value based upon the recommendation of the valuation committee. In connection with that determination, investment professionals from our Investment Advisor will prepare portfolio company valuations based upon the most recent portfolio company financial statements available and projected financial results of each portfolio company. The participation of our Investment Advisor’s investment professionals in our valuation process could result in a conflict of interest as our Investment Advisor’s management fee is based, in part, on our gross assets.

The Investment Advisory and Management Agreement with our Investment Advisor was not negotiated on an arm’s length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third-party.

The Investment Advisory and Management Agreement was negotiated between related parties and its terms, including fees payable to our Investment Advisor, may not be as favorable to us as if it had been negotiated with an unaffiliated third-party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the Investment Advisory and Management Agreement because of our desire to maintain our ongoing relationship with our Investment Advisor and its affiliates.

Our Investment Advisor’s liability will be limited under the Investment Advisory and Management Agreement, and we are required to indemnify our Investment Advisor against certain liabilities, which may lead our Investment Advisor to act in a riskier manner on our behalf than it would when acting for its own account.

Pursuant to the Investment Advisory and Management Agreement, our Investment Advisor will not assume any responsibility to us other than to render the services called for thereunder, and it will not be responsible for any action of our board of directors in following or declining to follow our Investment Advisor’s advice or recommendations. Under the terms of the Investment Advisory and Management Agreement, our Investment Advisor, its officers, members, personnel, any person controlling or controlled by our Investment Advisor and any person providing sub-advisory services to our Investment Advisor will not be liable to us, any subsidiary of ours, our directors, our shareholders or any subsidiary’s shareholders or partners for acts or omissions performed in accordance with and pursuant to the Investment Advisory and Management Agreement, except those resulting from acts constituting gross negligence, willful misconduct, bad faith or reckless disregard of our Investment Advisor’s duties under the Investment Advisory and Management Agreement. In addition, we have agreed to indemnify our Investment Advisor and each of its officers, directors, members, managers and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Investment Advisory and Management Agreement, except where attributable to gross negligence, willful misconduct, bad faith or reckless disregard of such person’s duties under the Investment Advisory and Management Agreement. These protections may lead our Investment Advisor to act in a riskier manner when acting on our behalf than it would when acting for its own account.

We may be obligated to pay the Investment Advisor incentive compensation even if we incur a net loss due to a decline in the value of our portfolio.

Our Investment Advisory and Management Agreement entitles the Investment Advisor to receive pre-incentive fee net investment income regardless of any capital losses. In such case, we may be required to pay the Investment Advisor incentive compensation for a fiscal quarter even if there is a decline in the value of our portfolio or if we incur a net loss for that quarter.

In addition, any pre-incentive fee net investment income may be computed and paid on income that may include interest that has been accrued but not yet received. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the incentive fee will become uncollectible. The Investment Advisor is not under any obligation to reimburse us for any part of the incentive fee it received that was based on accrued income that we never received as a result of a default by an entity on the obligation that resulted in the accrual of such income, and such circumstances would result in our paying an incentive fee on income we never received.

Our Investment Advisor’s incentive fee may induce our Investment Advisor to make certain investments, including speculative investments.

The incentive fee payable by us to our Investment Advisor may create an incentive for our Investment Advisor to make investments on our behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee payable to our Investment Advisor is determined, which is calculated as a percentage of the return on invested capital, may encourage our Investment Advisor to seek to use leverage in the future to increase the return on our investments (although we currently have no plans to use leverage). Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor the holders of our Common Shares, including investors in this offering. In addition, the Investment Advisor will receive the incentive fee based, in part, upon net capital gains realized on our investments. Unlike the portion of the incentive fee based on income, there is no hurdle rate applicable to the portion of the incentive fee based on net capital gains. As a result, the Investment Advisor may have a tendency to invest more in investments that are likely to result in capital gains as compared to income producing securities. In addition, if market interest rates rise, we may be able to invest our funds in debt instruments that are riskier but provide for a higher return, which would increase our pre-incentive fee net investment income and make it easier for our Investment Advisor to surpass the fixed hurdle rate and receive an incentive fee based on such net investment income. Such practices could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns.

Our ability to enter into transactions with our affiliates will be limited by the terms of the exemptive relief from the SEC.

Except in those instances where we have received prior exemptive relief from the SEC, we will be prohibited under the 1940 Act from participating in certain transactions with our affiliates without the prior approval of our independent directors and, in some cases, the

SEC. The 1940 Act prohibits “joint” transactions with an affiliate, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of our independent directors and, in some cases, the SEC. We and our Investment Advisor believe it would be, under certain circumstances, advantageous for us to co-invest with other White Oak Funds. Any such co-investments with other White Oak Funds must be made in accordance with the exemptive relief granted by the SEC to permit co-investments with other White Oak Funds.

Additionally, any person that owns, directly or indirectly, 5% or more of our outstanding voting securities will be our affiliate for purposes of the 1940 Act and we will generally be prohibited from buying or selling any security from or to such affiliate, absent the prior approval of our independent directors. If a person acquires more than 25% of our voting securities, we will be prohibited from buying or selling any security from or to such person or such person’s affiliates, or entering into joint transactions with such person, absent the prior approval of the SEC. Any of these limitations could impair our ability to pursue what we would otherwise believe to be attractive investment opportunities, which could adversely affect our operating results.

RISKS RELATING TO OUR INVESTMENTS

Our portfolio will be concentrated initially in a limited number of portfolio companies, which will subject us to a risk of significant loss if any of these companies defaults on its obligations.

As consequence of acquiring a limited number of investments, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. Beyond our income tax diversification requirements, we do not have fixed guidelines for diversification, and our investments could be concentrated in relatively few portfolio companies.

Our investments may result in an amount of risk, volatility or potential loss of principal that is greater than that of alternative investments. We may invest in other assets, including high yield securities, U.S. government securities, credit derivatives and other structured securities and certain direct equity investments. These investments will entail additional risks that could adversely affect our investment returns. In addition, to the extent interest payments associated with such debt are deferred, such debt will be subject to greater fluctuations in value based on changes in interest rates, such debt could subject us to phantom income, and since we will generally not receive any cash prior to maturity of the debt, the investment will be of greater risk.

Investments in middle market businesses involve a number of significant risks.

Investments in U.S. middle market businesses, particularly private companies, involve a number of significant risks, including:

•

these companies may have limited financial resources and may default on, or otherwise be unable to meet, their obligations, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment;

•

they typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•

a lack of public information available about these companies and their businesses, operations and financial condition, which subjects us to a risk of loss on our investment if the investment professionals of our Investment Advisor are unable to uncover all material information about these companies;

•

they typically depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;

•

they generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. In addition, our executive officers, directors and our Investment Advisor may, in the ordinary course of business, be named as defendants in litigation arising from our investments in the portfolio companies; and

•	they may have difficulty accessing the capital markets to meet future capital needs.

When we invest in certain debt instruments, we may acquire warrants or other equity securities as well. Our goal is ultimately to dispose of such equity interests and realize gains upon our disposition of such interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience, which may have an adverse effect on our operating results.

Economic recessions or downturns could impair our portfolio companies and harm our operating results.

Many of our portfolio companies may be susceptible to economic slowdowns or recessions and may be unable to repay our loans during these periods. Therefore, our non-accruing assets are likely to increase and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions also may decrease the value of collateral securing some of our loans and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize our portfolio company’s ability to meet its obligations under the debt that we hold and the value of any equity securities we own. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company.

Our failure to make follow-on investments in our portfolio companies could impair the value of our portfolio.

Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as “follow-on” investments in order to: (1) increase or maintain in whole or in part our equity ownership percentage; (2) exercise warrants, options or convertible securities that were acquired in the original or subsequent financing or (3) attempt to preserve or enhance the value of our initial investment.

We have the discretion to make any follow-on investments, subject to the availability of capital resources. We may elect not to make follow-on investments or otherwise lack sufficient funds to make those investments. Our failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation. We may not have the funds or ability to make additional investments in portfolio companies. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make such follow-on investment because we may not want to increase our concentration of risk, because we prefer other opportunities, because we are inhibited by compliance with BDC requirements or because we desire to maintain our tax status.

Our portfolio companies may incur debt or issue equity securities that rank equally with, or senior to, our investments in such companies, and consequently, we may not be in a position to control the company and therefore be subject to management of the company making decisions that could decrease the value of our portfolio holdings.

Our portfolio companies usually will have, or may be permitted to incur, other debt, or issue other equity securities that rank equally with, or senior to, our investments. By their terms, such instruments may provide that the holders are entitled to receive payment of dividends, interest or principal on or before the dates on which we are entitled to receive payments in respect of our investments. These debt instruments will usually prohibit the portfolio companies from paying interest on or repaying our investments in the event and during the continuance of a default under such debt. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of securities ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying such holders, the portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of securities ranking equally with our investments, we would have to share on an equal basis any distributions with other security holders in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

If we invest in a portfolio company that has debt or equity interests that rank senior to our investment, we will be subject to the risk that a portfolio company may make business decisions with which we disagree, and the equity holders and management of such company may take risks or otherwise act in ways that do not serve our interests. Furthermore, to the extent an investment is secured by collateral consisting of cash flows, intellectual property or enterprise value, the value of such collateral may be impaired by certain business decisions beyond our control. As a result, a portfolio company may act in a manner that could decrease the value of our portfolio holdings.

There may be circumstances where our debt investments could become subordinated to claims of other creditors or we could be subject to lender liability claims.

Even though we may have structured certain of our investments as senior loans, if one of our portfolio companies were to go bankrupt, depending on the facts and circumstances, including the extent to which we actually provided managerial assistance to that portfolio company, a bankruptcy court might recharacterize all or a portion of our debt investment to be subordinate to that of other creditors.

In recent years, a number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. We cannot assure you that such claims will not arise or that we will not be subject to significant liability if a claim of this type did arise.

The disposition of our investments may result in contingent liabilities.

Most of our investments will involve private securities. In connection with the disposition of an investment in private securities of a portfolio company, we may be required to make representations about the business and financial affairs of such portfolio company typical of those made in connection with the sale of a business. We may also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate or with respect to certain potential liabilities. These arrangements may result in contingent liabilities that ultimately yield funding obligations that must be satisfied through our returning certain distributions previously made to us.

If we invest in the securities and obligations of distressed or bankrupt issuers, we might not receive interest or other payments.

We are authorized to invest in the securities and obligations of distressed or bankrupt issuers, including debt obligations that are in covenant or payment default. Such investments generally are considered highly speculative. The repayment of defaulted obligations is subject to significant uncertainties. Defaulted obligations might be repaid only after lengthy workout or bankruptcy proceedings, during which the issuer of those obligations might not make any interest or other payments.

Investments with second priority liens on collateral securing loans that we may make to our portfolio companies may be subject to control by senior creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay in full both the first priority creditors and us.

We may make certain loans to portfolio companies that will be secured on a second priority basis by the same collateral securing senior secured debt of such companies. The first priority liens on the collateral will secure the portfolio company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the company under the agreements governing the loans. The holders of obligations secured by the first priority liens on the collateral will generally control the liquidation of and be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before us. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from the sale or sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds are not sufficient to repay amounts outstanding under the loan obligations secured by the second priority liens, then we, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the company’s remaining assets, if any.

The rights we may have with respect to the collateral securing the loans we make to our portfolio companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of senior debt. Under such an intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens: commencement of enforcement proceedings against the collateral; control of the conduct of such proceedings; approval of amendments to collateral documents; releases of liens on the collateral; and waivers of past defaults under collateral documents. We may not have the ability to control or direct such actions, even if our rights are adversely affected.

Investments in equity securities of portfolio companies involve a substantial degree of risk, and we may lose some or all of our investment.

We may purchase or otherwise acquire Common Shares and other equity securities of portfolio companies. The equity securities we acquire may fail to appreciate and may decline in value or become worthless and our ability to recover our investment will depend on our portfolio company’s success. Investments in equity securities of portfolio companies involve a number of significant risks, including:

•

any equity investment we make in a portfolio company could be subject to further dilution as a result of the issuance of additional equity interests and to serious risks as a junior security that will be subordinate to all indebtedness or senior securities in the event that the issuer is unable to meet its obligations or becomes subject to a bankruptcy process;

•	to the extent that the portfolio company requires additional capital and is unable to obtain it, we may not recover our investment in equity securities; and

•

in some cases, equity securities in which we invest will not pay current dividends, and our ability to realize a return on our investment, as well as to recover our investment, will be dependent on the success of our portfolio companies. Even if the portfolio companies are successful, our ability to realize the value of our investment may be dependent on the occurrence of a liquidity event, such as a public offering or the sale of the portfolio company. It is likely to take a significant amount of time before a liquidity event occurs or we can sell our equity investments. In addition, the equity securities we receive or invest in may be subject to restrictions on resale during periods in which it could be advantageous to sell.

There are special risks associated with investing in preferred securities, including:

•

preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without any adverse consequences to the issuer. If we own a preferred security that is deferring its distributions, we may be required to report income for U.S. federal income tax purposes despite not receiving cash in respect of such security.

•	preferred securities are subordinated debt in terms of priority to corporate-level income and liquidation payments, and therefore will be subject to greater credit risk than debt.

•	preferred securities may be substantially less liquid than many other securities, such as common shares or U.S. government securities.

•	generally, preferred security holders have no voting rights with respect to the issuing company, subject to limited exceptions.

Our investments in foreign debt may involve significant risks in addition to the risks inherent in U.S. investments.

Our investment strategy contemplates potential investments in debt of foreign companies. Investing in foreign companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include, but are not limited to, changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the U.S., higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.

Although most of our investments will be U.S. dollar-denominated, our investments that are denominated in a foreign currency will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and political developments. We may employ hedging techniques to minimize these risks, but we cannot assure you that such strategies will be effective, and if they are employed at inopportune times, significant losses may be incurred.

In addition, we may invest in U.S. dollar-denominated instruments in a company where the obligation is secured by collateral located in another country. This may expose us to additional risks not typically associated with loans secured by assets located in the U.S., including the ability to expeditiously foreclose on such collateral and transfer the proceeds of such sale to the U.S.. In addition, such proceeds may be subject to foreign taxes and currency exchange risks.

We may expose ourselves to risks if we engage in hedging transactions.

If we engage in hedging transactions, we may expose ourselves to risks associated with such transactions. We may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates. Use of these hedging instruments may include counter-party credit risk. Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the portfolio positions should increase. Moreover, it may not be possible to hedge against an exchange rate or interest rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price.

The success of our hedging transactions will depend on our ability to correctly predict movements, currencies and interest rates. Therefore, while we may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations.

We have not entered into any binding agreements with respect to any portfolio company investments we intend to acquire using the proceeds of this offering.

We have not entered into any binding agreements with respect to any portfolio company investments that we have identified and intend to acquire with the proceeds of this offering. We cannot assure you that we will actually make any such purchases. As a result, you will not be able to evaluate any specific portfolio company investments prior to purchasing shares of our Common Shares. Additionally, subject to oversight by our board of directors, our investments will be selected by our Investment Advisor and our shareholders will not have input into such investment decisions. Both of these factors will increase the uncertainty, and thus the risk, of investing in our Common Shares.

We will initially invest a portion of the net proceeds of this offering primarily in high-quality short-term investments, which will generate lower rates of return than those expected from the interest generated from our planned investments, and we cannot assure you that we will be able to successfully deploy these proceeds in accordance with our investment objective within the timeframe we have contemplated.

We will initially invest a portion of the net proceeds of the offering primarily in cash, cash equivalents, U.S. government securities and other high-quality short-term investments. These securities may earn yields substantially lower than the income that we anticipate receiving once we are fully invested in accordance with our investment objective. As a result, we may not be able to achieve our investment objective and/or pay any dividends during this period or, if we are able to do so, such dividends may be substantially lower than the dividends that we expect to pay when our portfolio is fully invested. If we do not realize yields in excess of our expenses, we may incur operating losses and the market price of our shares may decline.

Requirements to repay indebtedness to us may harm the enterprise value of a portfolio company, increasing our risk of loss if such portfolio company breaches a covenant.

Some of the debt in which we invest will be secured by the cash flows, intellectual property or enterprise value of a portfolio company. If a portfolio company breaches a covenant and we require that a loan be repaid to us prior to its stated maturity, the operating results of such portfolio company may be harmed significantly, which could materially and adversely affect any remaining payment obligations such portfolio company has to us, the value of the collateral securing such obligations or the enterprise value of such portfolio company generally. As a result, we may not be repaid in a timely manner or may realize losses on our investment. Additionally, we may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company.

RISKS RELATING TO THIS OFFERING

There is a risk that you may not receive dividends or that our dividends may not grow over time.

We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. In addition, due to the asset coverage test applicable to us as a BDC, we may be limited in our ability to make distributions. Further, if we invest a greater amount of assets in equity securities that do not pay current dividends, it could reduce the amount available for distribution.

We have not established a minimum distribution payment level, and our ability to make distributions to our shareholders may be adversely affected by the risk factors described in this prospectus. Because we will commence operations only upon completion of this offering, we may not have a sufficient portfolio of assets that generate sufficient income to be distributed to our shareholders. We currently do not expect to use the proceeds from this offering to make distributions to our shareholders. Therefore, although we anticipate initially making quarterly distributions to our shareholders out of assets legally available for distribution, our board of directors has the sole discretion to determine the timing, form and amount of any distributions to our shareholders, and the amount of such distributions may be limited until we have a portfolio of income-generating assets. See “Distributions.”

Shareholders may experience dilution

All distributions declared in cash payable to shareholders that are participants in our distribution reinvestment plan will generally be automatically reinvested in our Common Shares. As a result, shareholders that do not participate in our distribution reinvestment plan may experience dilution over time.

Holders of our Common Shares will not have preemptive rights to any shares we issue in the future. After you purchase Common Shares in this offering, our board of directors may elect, without shareholder approval, to:

(1)	sell additional shares in this or future offerings;

(2)	issue Common Shares or interests in any of our subsidiaries in private offerings;

(3)	issue Common Shares upon the exercise of the options we may grant to our independent directors or future employees; or

(4)	subject to applicable law, issue Common Shares in payment of an outstanding obligation to pay fees for services rendered to us.

To the extent we issue additional Common Shares after your purchase in this offering, your percentage ownership interest in us will be diluted. Because of these and other reasons, our shareholders may experience substantial dilution in their percentage ownership of our shares or their interests in the underlying assets held by our subsidiaries.

Investing in our shares may involve an above average degree of risk.

The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and volatility or loss of principal. Our investments in portfolio companies may be highly speculative and aggressive, and therefore, an investment in our shares may not be suitable for someone with lower risk tolerance.

GENERAL RISK FACTORS

Global health risks have caused, and may continue to cause, severe disruptions in the U.S. and global economy

Outbreaks of disease, epidemics and public health issues, such as the outbreak of the novel coronavirus disease 2019 (“COVID-19”) globally, continue to adversely impact global commercial activity and have contributed to significant volatility in financial markets. COVID-19 has negatively affected (and may continue to negatively affect or materially impact) the global economy, global equity and fixed income markets and supply chains (including as a result of quarantines and other government-directed or mandated measures or actions to stop the spread of outbreaks). Due to the evolving and highly uncertain nature of current or future pandemics, it is not possible to estimate their impact precisely, and it may continue to impact the performance and liquidity of our investments and therefore our financial performance and liquidity. The United States federal government and the Federal Reserve, as well as certain foreign governments and central banks, may take extraordinary actions to support local and global economies and the financial markets. Government actions to mitigate the economic impact of pandemics, such as the COVID-19 pandemic, have resulted or may in the future result in a large expansion of government deficits and debt, the long-term consequences of which are not known. A recurrence of an outbreak of any kind of epidemic, communicable disease, virus or major public health issue could cause a slowdown in the levels of economic activity generally (or push the world or local economies into recession), which would be reasonably likely to adversely affect our business, financial condition and operations as well as those of our investments. Should these or other major public health issues, including pandemics, arise or spread farther (or continue to worsen), our investments could be adversely affected by travel restrictions (such as mandatory quarantines and social distancing), additional limitations on business activities and governmental actions limiting the movement of people and goods between regions and other activities or operations. Moreover, changes in interest rates, reduced liquidity or a slowdown in the United States or deterioration of global economic conditions may also adversely affect our financial performance and the financial performance of our investments. Further, extreme market volatility may leave a us or our investments unable to react to market events in a prudent manner consistent with historical practices in dealing with more orderly markets.

Acts of war, terrorist attacks, natural disasters, outbreaks, or pandemics may impact our portfolio companies and our Investment Advisor and harm our business, operating results, and financial condition

Acts of war, terrorist acts, natural disasters, disease outbreaks, pandemics, or other similar events may disrupt our operations, as well as the operations of our portfolio companies and our Investment Advisor. Such acts have created, and continue to create, economic and political uncertainties and have contributed to recent global economic instability.

In February 2022, Russia launched a large-scale invasion of Ukraine. The extent and duration of Russian military action in the Ukraine, resulting sanctions and resulting future market disruptions, including declines in stock markets in Russia and elsewhere and the value of the ruble against the U.S. dollar, are impossible to predict, but could be significant. Any such disruptions caused by Russian military or other actions (including cyberattacks and espionage) or resulting from actual or threatened responses to such actions could cause disruptions to any of our portfolio companies located in Europe or that have substantial business relationships with European or Russian companies. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such market disruptions could affect our portfolio companies’ operations and, as a result, could have a material adverse effect on our business, financial condition and results of operations. Furthermore, the conflict between the two nations and the varying involvement of the U.S. and other NATO countries could preclude prediction as to their ultimate adverse impact on global economic and market conditions, and, as a result, presents material uncertainty and risk with respect to the Company and the performance of its investments or operations, and the ability of the Company to achieve its investment objectives. Additionally, to the extent that third parties, investors, or related customer bases have material operations or assets in Russia or Ukraine, they may have adverse consequences related to the ongoing conflict.

The Israel-Hamas war in the Middle East, which began on October 7, 2023, has created, and may continue to create, uncertainty and instability for market participants, and could adversely affect us. Such geopolitical risks may have a material adverse impact on macroeconomic factors and materially and adversely affect global trade, currency exchange rates, inflation, supply chains, regional economies and the global economy which may in turn impair the business and operations of one or more of our investments. In addition, to the extent that we have exposure to investments in the Middle East or adjoining geographic regions, the value of such investments may be adversely affected.

If similar adverse and volatile market conditions repeat in the future, we, along with other companies in the financial services sector, may have to access, if available, alternative markets for debt and equity capital in order to grow. Equity capital may be particularly difficult to raise during periods of adverse or volatile market conditions because subject to some limited exceptions, as a BDC, we are generally not able to issue additional shares of Common Shares at a price less than the net asset value per share without first obtaining approval for such issuance from our shareholders and our board of directors, including all of our directors who are not “interested persons” of us, as defined in the 1940 Act.

Inflation may adversely affect the business, results of operations and financial condition of our portfolio companies.

Certain of our portfolio companies may be impacted by inflation. If such portfolio companies are unable to pass any increases in their costs along to their customers, it could adversely affect their results and impact their ability to pay interest and principal on our loans. In addition, any projected future decreases in our portfolio companies’ operating results due to inflation could adversely impact the fair value of those investments. Any decreases in the fair value of our investments could result in future unrealized losses and therefore reduce our net assets resulting from operations.

The transition away from LIBOR may adversely affect our business and results of operations.

Following their publication on June 30, 2023, no settings of London Interbank Offered Rate (“LIBOR”) continue to be published on a representative basis and publication of many non-U.S. dollar LIBOR settings has been entirely discontinued. On July 29, 2021, the U.S. Federal Reserve System, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, formally recommended replacing U.S.-dollar LIBOR with SOFR, a new index calculated by short-term repurchase agreements, backed by U.S. Treasury securities. In April 2018, the Bank of England began publishing its proposed alternative rate, the Sterling Overnight Index Average (“SONIA”). Each of SOFR and SONIA significantly differ from LIBOR, both in the actual rate and how it is calculated. Further, on March 15, 2022, the Consolidation Appropriations Act of 2022, which includes the Adjustable Interest Rate (LIBOR) Act (“LIBOR Act”), was signed into law in the United States. This legislation establishes a uniform benchmark replacement process for certain financial contracts that mature after June 30, 2023 that do not contain clearly defined or practicable LIBOR fallback provisions. The legislation also creates a safe harbor that shields lenders from litigation if they choose to utilize a replacement rate recommended by the Board of Governors of the Federal Reserve. In addition, the U.K. Financial Conduct Authority (“FCA”), which regulates the publisher of LIBOR (ICE Benchmark Administration) announced that it required the continued publication of the one-, three- and six-month tenors of U.S.-dollar LIBOR on a non-representative synthetic basis until the end of September 2024. Although the transition process away from LIBOR has become increasingly well-defined (e.g. the LIBOR Act now provides a uniform benchmark replacement for certain LIBOR-based instruments in the United States), the transition process is complex and it could cause a disruption in the credit markets generally and could have adverse impacts on us or our investments, including, among other things, increased volatility or illiquidity in markets for instruments that continue to rely on LIBOR or which have been transitioned away from LIBOR to a different rate like SOFR and, in any case, could result in a reduction in the value of certain of our investments.

Our investments, interest payment obligations and financing terms may be based on floating rates, such as SOFR. SOFR is intended to be a broad measure of the cost of borrowing funds overnight in transactions that are collateralized by U.S. Treasury securities. SOFR is calculated based on transaction-level repo data collected from various sources. For each trading day, SOFR is calculated as a volume-weighted median rate derived from such data. SOFR is calculated and published by the Federal Reserve Bank of New York (“FRBNY”). If data from a given source required by the FRBNY to calculate SOFR is unavailable for any day, then the most recently available data for that segment will be used, with certain adjustments. If errors are discovered in the transaction data or the calculations underlying SOFR after its initial publication on a given day, SOFR may be republished at a later time that day. Rate revisions will be effected only on the day of initial publication and will be republished only if the change in the rate exceeds one basis point.

Because SOFR is a financing rate based on overnight secured funding transactions, it differs fundamentally from LIBOR. LIBOR is intended to be an unsecured rate that represents interbank funding costs for different short-term maturities or tenors. It is a forward-looking rate reflecting expectations regarding interest rates for the applicable tenor. Thus, LIBOR is intended to be sensitive, in certain respects, to bank credit risk and to term interest rate risk. In contrast, SOFR is a secured overnight rate reflecting the credit of U.S. Treasury securities as collateral. Thus, it is largely insensitive to credit-risk considerations and to short-term interest rate risks. SOFR is a transaction-based rate, and it has been more volatile than other benchmark or market rates, such as three-month LIBOR, during certain periods. For these reasons, among others, there is no assurance that SOFR, or rates derived from SOFR, will perform in the same or similar way as LIBOR would have performed at any time, and there is no assurance that SOFR-based rates will be a suitable substitute for LIBOR. SOFR has a limited history, having been first published in April 2018. The future performance of SOFR, and SOFR-based reference rates, cannot be predicted based on SOFR’s history or otherwise. Levels of SOFR in the future, including following the discontinuation of LIBOR, may bear little or no relation to historical levels of SOFR, LIBOR or other rates.

We may be the target of litigation.

We may be the target of securities litigation in the future, particularly if the value of shares of our Common Shares fluctuates significantly. We could also generally be subject to litigation, including derivative actions by our shareholders. Any litigation could result in substantial costs and divert management’s attention and resources from our business and cause a material adverse effect on our business, financial condition and results of operations.

Our ability to enter into transactions involving derivatives and financial commitment transactions may be limited.

In November 2020, the SEC adopted a rulemaking regarding the ability of a BDC (or a registered investment company) to use derivatives and other transactions that create future payment or delivery obligations (except reverse repurchase agreements and similar financing transactions). Under the newly adopted rules, BDCs that use derivatives will be subject to a value-at-risk leverage limit, a derivatives risk management program and testing requirements and requirements related to board reporting. These new requirements will apply unless the BDC qualifies as a “limited derivatives user,” as defined under the adopted rules. Under the new rule, a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has, among other things, a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. Collectively, these requirements may limit our ability to use derivatives and/or enter into certain other financial contracts.

Economic risk in the European Union may create significant risks and uncertainty for global markets and our investments.

European financial markets have experienced volatility in recent years and have been adversely affected by concerns about rising government debt levels, credit rating downgrades, and possible default on or restructuring of government debt. These events have affected the value and exchange rate of the euro. To the extent that we invest in euro-dominated (or other European currency-denominated) securities, they may be subject to the risk of being exposed to a currency that may not fully reflect the strengths and weaknesses of the disparate European economies. The governments of several member countries of the European Union (“EU”) have experienced large public budget deficits, which have adversely affected the sovereign debt issued by those countries and may ultimately lead to declines in the value of the euro. In addition, if one or more countries leave the EU or the EU dissolves, the world’s securities markets likely will be significantly disrupted.

On January 31, 2020, the United Kingdom (“UK”) withdrew from the EU (referred to as “Brexit”), creating economic and political uncertainty in its wake. The UK and EU reached a preliminary trade agreement regarding the terms of their future trading relationship relating principally to the trading of goods, which became effective on January 1, 2021. However, negotiations are ongoing for matters not covered by the agreement and many aspects of the UK-EU trade relationship remain subject to further negotiation. Brexit has resulted in volatility in European and global markets and could have negative long-term impacts on financial markets in the UK and throughout Europe. There is considerable uncertainty about the potential consequences of Brexit, how negotiations of trade agreements will proceed, and how the financial markets will react. As this process unfolds, markets may be further disrupted. Given the size and importance of the UK’s economy, uncertainty about its legal, political and economic relationship with the remaining member states of the EU may continue to be a source of instability.

It is possible that EU member countries that have already adopted the euro could abandon the euro and return to a national currency and/or that the euro will cease to exist as a single currency in its current form. The effects of such an abandonment or a country’s forced expulsion from the euro on that country, the rest of the EU, and global markets are impossible to predict, but are likely to be negative. The exit of any country out of the euro would likely have an extremely destabilizing effect on all Eurozone countries and their economies and negatively affect the global economy as a whole, which may have substantial and adverse effects on one or more of our investments. In addition, under these circumstances, it may be difficult to value investments denominated in euros or in a replacement currency.

Cybersecurity risks and cyber incidents may adversely affect our business or the business of our portfolio companies by causing a disruption to our operations or the operations of our portfolio companies, a compromise or corruption of our confidential information or the confidential information of our portfolio companies and/or damage to our business relationships or the business relationships of our portfolio companies, all of which could negatively impact the business, financial condition and operating results of us or our portfolio companies.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of the information resources of us or our portfolio companies. These incidents may be an intentional attack or an unintentional event and could involve a third party or our own personnel gaining unauthorized access to our information systems or those of our portfolio companies for purposes of obtaining ransom payments, misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for loss or misappropriation of data, stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our reputation or business relationships. As our and our portfolio companies’ reliance on technology has increased, so have the risks posed to our information systems, both internal and those provided by third-party service providers, and the information systems of our portfolio companies. These third-party service providers have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions, but these measures, as well as our increased awareness of the nature and extent of a risk of a cyber incident, do not guarantee that a cyber incident will not occur and/or that our financial results, operations or confidential information will not be negatively impacted by such an incident.

 Item 2.   Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Overview

We were incorporated under the laws of the State of Delaware. We have filed an election to be treated as a BDC under the 1940 Act, and intend to elect to be treated as a regulated investment company for U.S. federal income tax purposes. We are required to comply with various regulatory requirements, such as the requirement to invest at least 70% of our assets in “qualifying assets,” source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of our taxable income and tax-exempt interest.

We are currently in the development stage and have not commenced operations. Since inception, there has been no activity other than purchase of our shares of Common Shares by the initial sole shareholder.

Revenues

We plan to generate revenues in the form of interest income from the debt securities we hold and dividends and capital appreciation on either direct equity investments or equity interests obtained in connection with originating loans, such as options, warrants or conversion rights. The debt we invest in will typically not be rated by any rating agency, but if it were, it is likely that such debt would be below investment grade. In addition, we may also generate revenue in the form of commitment, loan origination, structuring or diligence fees, fees for providing managerial assistance to our portfolio companies, and possibly consulting fees. Certain of these fees may be capitalized and amortized as additional interest income over the life of the related loan.

Expenses

We expect our primary operating expenses to include the payment of the Management Fee and the Incentive Fee to our Investment Advisor, legal and professional fees, interest, fees and other expenses of Financings and other operating and overhead related expenses. The Management Fee and Incentive Fee compensate our Investment Advisor for its work in identifying, evaluating, negotiating, closing and monitoring our investments. We bear all other costs and expenses relating to our operations and transactions, including:

•	our operational, offering and organizational expenses;

•

fees and expenses, including travel expenses, incurred by our Investment Advisor or payable to third parties related to our investments, including, among others, professional fees (including, without limitation, the fees and expenses of consultants and experts) and fees and expenses from evaluating, monitoring, researching and performing due diligence on investments and prospective investments;

•	interest, fees and other expenses payable on Financings, if any, incurred by us;

•	fees and expenses incurred by us in connection with membership in investment company organizations;

•	brokers’ commissions;

•	fees and expenses associated with calculating our NAV (including the costs and expenses of any independent valuation advisor);

•	legal, auditing or accounting expenses; taxes or governmental fees;

•	the fees and expenses of our Administrator, transfer agent and/or sub-transfer agent:

•	the fees and expenses of a Chief Compliance Officer;

•	the cost of preparing stock certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of the shares;

•	the expenses of, and fees for, registering or qualifying Common Shares for sale, maintaining our registration and qualifying and registering the Company as a broker or a dealer;

•	the fees and expenses of our independent directors;

•

the fees or disbursements of custodians of our assets, including expenses incurred in the performance of any obligations enumerated by our organizational documents insofar as they govern agreements with any such custodian;

•	the cost of preparing and distributing reports, proxy statements and notices to holders of our equity interests, the SEC and other regulatory authorities;

•	insurance premiums;

•	costs of holding shareholder meetings;

•	Exchange Listing fees, if any;

•

costs and expenses attributable to normal and extraordinary investment banking, commercial banking, accounting, auditing, appraisal, valuation, administrative agent activities, custodial and registration services provided to us, including in each case services with respect to the proposed purchase or sale of securities by us that are not reimbursed by the issuer of such securities or others (whether or not such purchase or sale is consummated, including broken deal fees); and

•

costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with our business and the amount of any judgment or settlement paid in connection therewith, or the enforcement of our rights against any person and indemnification or contribution expenses payable by us to any person and other extraordinary expenses not incurred in the ordinary course of our business.

In addition, we shall bear the fees and expenses related to the preparation and maintaining of any necessary registrations with regulators in order to market the Common Shares of the Company in certain jurisdictions and fees and expenses associated with preparation and maintenance of any key information document or similar document required by law or regulation.

Our Investment Advisor will not be required to pay expenses of activities which are primarily intended to result in sales of Common Shares, including all costs and expenses associated with the preparation and distribution of this Registration Statement and the Subscription Agreements.

Hedging

We may enter into currency hedging contracts, interest rate hedging agreements such as futures, options, swaps and forward contracts, and credit hedging contracts, such as credit default swaps. However, no assurance can be given that such hedging transactions will be entered into or, if they are, that they will be effective

Financial Condition, Liquidity and Capital Resources

We intend to generate cash primarily from the net proceeds of any offering of our Common Shares and from cash flows from interest and fees earned from our investments and principal repayments and proceeds from sales of our investments. Our primary use of cash will be investments in portfolio companies, payments of our expenses and payment of cash distributions to our shareholders.

Quantitative and Qualitative Disclosures about Market Risk

We are subject to financial market risks, including changes in interest rates. We plan to invest primarily in illiquid debt securities of private companies. Most of our investments will not have a readily available market price, and we will value these investments at fair value as determined in good faith by the board of directors in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make.

 Item 3.   Properties.

We maintain our principal executive office at 3 Embarcadero Ctr #550, San Francisco, CA 94111. We do not own any real estate. We believe that our present facilities are adequate to meet our current needs. If new or additional space is required, we believe that adequate facilities are available at competitive prices in the same area.

 Item 4.   Security Ownership of Certain Beneficial Owners and Management.

We have not yet commenced commercial activities and will not do so until the [Initial Closing Date]. The Investment Advisor intends to contribute an initial $[ ] capital contribution to us in exchange for shares of Common Shares. We will not raise additional capital prior to the [Initial Closing Date], at which point we will raise capital from the issuance of shares in private offerings.

 Item 5.   Directors and Executive Officers.

Our business and affairs will be managed under the direction of our board of directors. The majority of the members of our board of directors will at all times consist of Independent Directors.

Board of Directors and Executive Officers

Our directors are divided into three classes. At each annual meeting, directors are elected for a term expiring at the third succeeding annual meeting, with the term of office of only one of these three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies.

[Directors table to come]

The address for each of our directors is c/o [ ].

Executive Officers Who Are not Directors

[EO table to come]

The address for each of our directors is c/o [ ].

Biographical Information

Directors

The board of directors has determined that each of the directors is qualified to serve as our director, based on a review of the experience, qualifications, attributes and skills of each director, including those described below. The board of directors has determined that each director has significant experience in the investment or financial services industries and has held management, board or oversight positions in other companies and organizations. Each of our directors has demonstrated high character and integrity and has expertise and diversity of experience to be able to offer advice and guidance to our management. For the purposes of this presentation, our directors have been divided into two groups — independent directors and interested directors. Interested directors are “interested persons” as defined in the 1940 Act.

[Director and EO Bios to come]

Intendent Directors

Interested Directors

Executive Officers

Board of Directors Leadership Structure

Our board of directors monitors and performs an oversight role with respect to our business and affairs, including with respect to our investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of our service providers. Among other things, our board of directors approves the appointment of our Investment Advisor and officers, reviews and monitors the services and activities performed by our Investment Advisor and executive officers and approves the engagement, and reviews the performance of, our independent public accounting firm.

Our bylaws will provide that our board of directors may designate a chairperson to preside over the meetings of our board of directors and meetings of the shareholders and to perform such other duties as may be assigned to him/her by the board of directors. We do not have a fixed policy as to whether the chairperson of the board of directors should be an independent director and believe that we should maintain the flexibility to select the chairperson and reorganize the leadership structure, from time to time, based on criteria that are in our best interests and our shareholders at such times.

Our corporate governance policies include regular meetings of the independent directors in executive session without the presence of interested directors and management, the establishment of Audit and Nominating and Corporate Governance Committees comprised solely of independent directors and the appointment of a Chief Compliance Officer, with whom the independent directors meet regularly without the presence of interested directors and other members of management, for administering our compliance policies and procedures.

Committees of the Board of Directors

An audit committee (the “Audit Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”) have been established by our board of directors. All directors are expected to attend at least 75% of the aggregate number of meetings of our board of directors and of the respective committees on which they serve. We require each director to make a diligent effort to attend all board of directors and committee meetings as well as each annual meeting of our shareholders.

Audit Committee

The Audit Committee is currently composed of [ ], all of whom are not considered “interested persons” of the Company, as that term is defined in Section 2(a)(19) of the 1940 Act, and meet the independence requirements of Rule 10A(m)(3) of the Exchange Act. [ ] serves as chairperson of the Audit Committee. Our board of directors has determined that [ ] is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. The Audit Committee operates pursuant to a charter approved by our board of directors, which sets forth the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include establishing guidelines and making recommendations to our board of directors regarding the valuation of certain of our loans and investments, selecting our independent registered public accounting firm, reviewing with such independent registered public accounting firm the planning, scope and results of their audit of our financial statements, pre-approving the fees for services performed, reviewing with the independent registered public accounting firm the adequacy of internal control systems, reviewing our annual financial statements and periodic filings and receiving our audit reports and financial statements.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are [ ], all of whom are not considered “interested persons” of the Company, as that term is defined in Section 2(a)(19) of the 1940 Act. [ ] serves as chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates pursuant to a charter approved by our board of directors. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating qualified nominees to be elected to the board of directors by our shareholders at the annual shareholder meeting, selecting qualified nominees to fill any vacancies on our board of directors or a committee of the board of directors (consistent with criteria approved by our board of directors), developing and recommending to our board of directors a set of corporate governance principles applicable to us and overseeing the evaluation of our board of directors and our management.

The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the Nominating and Corporate Governance Committee considers and discusses director diversity, among other factors, with a view toward the needs of our board of directors as a whole. The Nominating and Corporate Governance Committee generally conceptualizes diversity expansively to include concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to our board of directors, when identifying and recommending director nominees. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Nominating and Corporate Governance Committee’s goal of creating a board of directors that best serves our needs and the interests of our shareholders.

Indemnification Agreements

We intend to enter into indemnification agreements with our directors. The indemnification agreements are intended to provide our directors the maximum indemnification permitted under Delaware law and the 1940 Act. Each indemnification agreement provides that we will indemnify the director who is a party to the agreement, or an indemnitee, including the advancement of legal expenses, if, by reason of his or her corporate status, the indemnitee is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, to the maximum extent permitted by Delaware law and the 1940 Act.

Item 6.   Executive Compensation.

Compensation of Executive Officers

None of our executive officers will receive direct compensation from us. Any compensation paid for services relating to our financial reporting and compliance functions will be paid by our [Administrator], subject to reimbursement by us of an allocable portion of office facilities, overhead, and compensation paid to or compensatory distributions received by our officers (including our Chief Compliance Officer and Chief Financial Officer) and their respective staff who provide services to us. As we reimburse the Administrator for its expenses, we will indirectly bear such cost. Our Administrator intends to engage [ ] [under a sub-administration agreement] to assist the Administrator in performing certain of its administrative duties. The Administrator may enter into additional sub-administration agreements with third-parties to perform other administrative and professional services on behalf of the Administrator. We will pay the fees associated with such functions on a direct basis without profit to our Administrator.

Compensation of Directors

The independent directors will receive compensation of $[ ] per year, plus $[ ] per each in-person or telephonic special board meeting attended, plus they will receive $[ ] per each in-person or telephonic committee meeting attended (provided that such compensation shall only be paid if the duration of the committee meeting is greater than 15 minutes), together with reasonable out-of-pocket expenses relating to attendance at meetings. Our chairperson will receive an annual fee of $[ ] so long as such chairperson is independent. The chairperson of the Audit Committee will receive an annual fee of $[ ]. [The Lead Valuation Director of the Audit Committee will receive an annual fee of $[ ].] We have obtained directors’ and officers’ liability insurance on behalf of our directors and officers. We do not have a profit-sharing or retirement plan, and directors will not receive any pension or retirement benefits. No compensation will be paid to directors who are “interested persons.” The board of directors will review and determine the compensation of independent directors.

 Item 7.   Certain Relationships and Related Transactions, and Director Independence.

Investment Advisory and Management Agreement; Administration Agreement

We will enter into the Investment Advisory and Management Agreement with our Investment Advisor pursuant to which we will pay Management Fees and Incentive Fees to the Investment Advisor, and we will enter into the Administration Agreement with the Administrator pursuant to which we will make payments equal to an amount that reimburses the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities under the Administration Agreement.

The Investment Advisory and Management Agreement and the Administration Agreement was approved by our board of directors at the initial board meeting. Unless earlier terminated as described below, each of the [ ] and the Administration Agreement will remain in effect for a period from their effective date to the second anniversary of such effective date and will remain in effect from year to year thereafter if approved annually by (i) the vote of our board of directors, or by the vote of a majority of our outstanding voting securities, and (ii) the vote of a majority of our Independent Directors. The Investment Advisory and Management Agreement will automatically terminate in the event of an assignment by the Investment Advisor, see “Item 1A. Risk Factors—Dependence on Key Personnel and Other Management,” and the Administration Agreement will automatically terminate in the event of an assignment by the Administrator. Notwithstanding the foregoing, each of the Investment Advisory and Management Agreement and the Administration Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, provided, that, such termination will be directed or approved by the vote of a majority of our outstanding voting securities, by the vote of our directors, or by the Investment Advisor or Administrator (as applicable). If the Investment Advisory and Management Agreement is terminated according to this paragraph, we will pay the Investment Advisor a pro-rated portion of the Management Fee and Incentive Fee.

Relationship with the Investment Advisor and Potential Conflicts of Interest

We, the Investment Advisor and our respective direct or indirect members, partners, officers, directors, employees, agents and affiliates may be subject to certain potential conflicts of interest in connection with our activities and investments. For example, the terms of the Investment Advisor’s management and incentive fees may create an incentive for the Investment Advisor to approve and cause us to make more speculative investments than we would otherwise make in the absence of such fee structure.

The Principals and other members of the senior management may serve or may serve as officers, directors, principals or investment committee members of entities that operate in the same or a related line of business as we do, or of investment funds managed by the Investment Advisor or its affiliates. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in our best interests or in the best interest of our shareholders.

Our investment objective may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. For example, the Investment Advisor concurrently manages accounts that are pursuing an investment strategy similar to our strategy, and we may compete with these and other entities managed by affiliates of the Investment Advisor for capital and investment opportunities. As a result, those individuals at the Investment Advisor may face conflicts in the allocation of investment opportunities between us and other investment funds or accounts advised by principals of, or affiliated with, the Investment Advisor.

We have been granted exemptive relief from the SEC that, subject to certain conditions and limitations, permits us and other funds advised by the Investment Advisor or certain affiliates of the Investment Advisor (referred to herein as “potential co-investment funds”) to engage in certain co-investment transactions. In situations where we cannot co-invest with other investment funds managed by the Investment Advisor or an affiliate of the Investment Advisor due to the restrictions contained in the 1940 Act that are not addressed by the exemptive relief or SEC guidance, the investment policies and procedures of the Investment Advisor generally require that such opportunities be offered to us and such other investment funds on an alternating basis. There can be no assurance that we will be able to participate in all investment opportunities that are suitable to us.

Certain Business Relationships

Certain of our current directors and officers are directors or officers of the Investment Advisor.

Indebtedness of Management

None.

Promoters and Certain Control Persons

The Investment Advisor may be deemed a promoter of the Company. We will enter into the Investment Advisory and Management Agreement with the Investment Advisor. The Investment Advisor, for its services to us, will be entitled to receive management fees and incentive fees. In addition, under the Investment Advisory and Management Agreement, we expect, to the extent permitted by applicable law and in the discretion of our board of directors, to indemnify the Investment Advisor and certain of its affiliates. See “Item 1. Description of Business— Investment Advisory and Management Agreement.”

 Item 8.   Legal Proceedings.

We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under loans to or other contracts with our portfolio companies. While the outcome of these legal proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

 Item 9.   Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters.

Until the completion of an Exchange Listing, if any, our outstanding Common Shares will be offered and sold in private offerings exempt from registration under the Securities Act under Section 4(a)(2) and Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is no public market for our Common Shares currently, nor can we give any assurance that one will develop.

Because Common Shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Common Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) our consent is granted, and (ii) the Common Shares are registered under applicable securities laws or specifically exempted from registration (in which case the shareholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Common Shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Common Shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Common Shares and to execute such other instruments or certifications as are reasonably required by us.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Common Shares.

Distribution Policy

We intend to make quarterly distributions to our shareholders, beginning after the first full quarter following the effectiveness of this Registration Statement. We also intend to elect to be taxed as a RIC under Subchapter M of the Code. To obtain and maintain our RIC tax status, we would have to distribute at least 90% of our investment company taxable income (as defined by the Code, which generally includes net ordinary income and net short-term taxable gains) to our shareholders in respect of each taxable year, as well as satisfy other applicable requirements under the Code. In addition, we generally will be subject to a nondeductible U.S. federal excise tax equal to 4% of the amount by which our distributions for a calendar year are less than the sum of:

•	98% of our net ordinary income, taking into account certain deferrals and elections, recognized during a calendar year;

•	98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the one-year period ending on October 31 of such calendar year; and

•	100% of any undistributed amount by operation of such rule related to a prior calendar year.

For these excise tax purposes, we will be deemed to have distributed any net ordinary taxable income or capital gain net income on which we have paid U.S. federal income tax. Depending on the level of taxable income earned in a calendar year, we may choose to carry forward taxable income for distribution in the following calendar year, and pay any applicable U.S. federal excise tax. We cannot assure you that we will achieve results that will permit the payment of any dividends. See “Item 1A. Risk Factors –Risks Relating to Our Business and Structure.”

We also intend to distribute net capital gains (that is, net long-term capital gains in excess of net short-term capital losses), if any, at least annually out of the assets legally available for such distributions. However, we may decide in the future to retain such net capital gains for investment and elect to treat such gains as deemed distributions to you. If this happens, you will be treated for U.S. federal income tax purposes as if you had received an actual distribution of the net capital gains that we retain and you reinvested the net after-tax proceeds in us. In this situation, you would be eligible to claim a tax credit (or, in certain circumstances, a tax refund) equal to your allocable share of the tax we paid on the capital gains deemed distributed to you. We cannot assure you that we will achieve results that will permit us to pay any cash distributions and we will be prohibited from making distributions if doing so would cause us to fail to maintain the asset coverage ratios stipulated by the 1940 Act.

Dividend Reinvestment Plan

We have adopted an “opt-out” dividend reinvestment plan that provides for the reinvestment of dividends and other distributions on behalf of our shareholders unless a shareholder elects to receive cash as provided below. As a result, if the board of directors authorizes, and we declare, a cash distribution, our shareholders who have not opted out of our dividend reinvestment plan will have their cash distributions automatically reinvested in our Common Shares.

No action would be required on the part of a registered shareholder to have his or her cash distribution reinvested in our Common Shares. A registered shareholder may elect to receive an entire distribution in cash by notifying the plan administrator and our transfer agent and registrar in writing so that such notice is received by the plan administrator no later than the record date for distributions to shareholders. The plan administrator will set up an account for each shareholder to acquire Common Shares in non-certificated form through the plan if such shareholders have not elected to receive their distributions in cash. Those shareholders who hold Common Shares through a broker or other financial intermediary may receive distributions in cash by notifying their broker or other financial intermediary of their election.

We would use primarily newly issued Common Shares to implement the dividend reinvestment plan, with such Common Shares to be issued at NAV. The number of Common Shares to be issued to a shareholder is determined by dividing the total dollar amount of the distribution payable to such shareholder by the price per Common Share on the valuation date for such distribution. The number of shares to be outstanding after giving effect to payment of a distribution cannot be established until the value per share at which additional Common Shares will be issued has been determined and the elections of our shareholders have been tabulated.

There will be no brokerage or other charges to shareholders who participate in the plan. The dividend reinvestment plan administrator’s fees under the plan will be paid by us. If a participant elects to sell part or all of his, her or its Common Shares held by the plan administrator and have the proceeds remitted to the participant, such request must first be submitted to the participant’s broker, who will coordinate with the plan administrator and is authorized to deduct a per-share brokerage commission from the sale proceeds.

Shareholders who receive distributions in the form of Common Shares are generally subject to the same U.S. federal, state and local tax consequences as are shareholders who elect to receive their distributions in cash. However, since a participating shareholder’s cash dividends would be reinvested in Common Shares, such shareholder will not receive cash with which to pay applicable taxes on reinvested dividends. A shareholder’s basis for determining gain or loss upon the sale of Common Shares received in a distribution from us will generally be equal to the cash that would have been received if the shareholder had received the distribution in cash, unless we issue new Common Shares at or above NAV, in which case the shareholder’s basis in the new Common Shares will generally be equal to its fair market value. Any Common Shares received in a distribution will have a new holding period for tax purposes commencing on the day following the day on which such Common Shares are credited to the U.S. holder’s account.

The dividend reinvestment plan will be terminable by us upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any distribution by us.

Reports to Shareholders

We will furnish our shareholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. Upon the effectiveness of this Registration Statement, we will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the 1934 Act. Within 60 days after each calendar quarter, we will distribute our quarterly report on Form 10-Q to all of our shareholders of record. In addition, we will distribute our annual report on Form 10-K to all of our shareholders within 120 days after the end of each calendar year, which must contain, among other things, a breakdown of the expenses reimbursed by us to the Investment Advisor.

 Item 10.   Recent Sales of Unregistered Securities.

We have not yet issued any unregistered securities. We plan to issue and sell [ ] shares at an aggregate purchase price of $[ ] to the Investment Advisor. It is expected that all shares will be issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.

 Item 11.   Description of Registrant’s Securities to be Registered.

The following description is based on relevant portions of the Delaware General Corporation Law (“DGCL”) and charter and bylaws. This summary is not necessarily complete, and we refer you to the DGCL and charter and bylaws for a more detailed description of the provisions summarized below.

Capital Stock

Our authorized stock will consist of [100] million shares of Common Shares, par value $[0.001] per share, and [10,000] shares of preferred stock, par value $0.001 per share. There is currently no market for our Common Shares, and we can offer no assurances that a market for our Common Shares will develop in the future. There are no outstanding options or warrants to purchase our Common Shares. No stock has been authorized for issuance under any equity compensation plans. Under Delaware law, our shareholders generally are not personally liable for our debts or obligations.

Under our charter, our board of directors will be authorized to classify and reclassify any unissued shares of stock into other classes or series of stock and authorize the issuance of shares of stock without obtaining shareholder approval. As permitted by the DGCL, our charter will provide that the board of directors, without any action by our shareholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

All of our Common Shares will have equal rights as to earnings, assets, dividends and other distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our Common Shares if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Our Common Shares have no preemptive, exchange, conversion or redemption rights and are freely transferable, except when their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our Common Shares would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our Common Shares is entitled to one vote on all matters submitted to a vote of shareholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our Common Shares will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of Common Shares can elect all of our directors, and holders of less than a majority of such shares will not be able to elect any directors.

Transfer and Resale Restrictions

We intend to sell our Common Shares in a private offering in the United States under the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, Regulation S under the Securities Act and other exemptions from the registration requirements of the Securities Act. Investors who acquire Common Shares in such private offerings are required to complete, execute and deliver a Subscription Agreement and related documentation, which includes customary representations and warranties, certain covenants and restrictions and indemnification provisions. Additionally, such investors may be required to provide due diligence information to us for compliance with certain legal requirements. We may, from time to time, engage offering or distribution agents and incur offering or distribution fees or sales commissions in connection with the private offering of our Common Shares in certain jurisdictions outside the United States. The cost of any such offering or distribution fees may be borne by an affiliate of the Investment Advisor. We will not incur any such fees or commissions if our net proceeds received upon a sale of our Common Shares after such costs would be less than the NAV per Share.

Prior to an Exchange Listing, no transfer of our investors’ capital commitments or all or any portion of our investors’ Common Shares may be made without (a) registration of the transfer on our books and (b) our prior written consent. Our consent to transfer Common Shares may be withheld (1) if the creditworthiness of the proposed transferee, as determined by us in our sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement or (2) unless, in the opinion of counsel satisfactory in form and substance to us:

•	such transfer would not violate the Securities Act or any state (or other jurisdiction) securities or “blue sky” laws applicable to us or the shares to be transferred; and

•	in the case of a transfer to:

•	an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to the fiduciary responsibility provisions of Title I of ERISA;

•	a “plan” described in Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code;

•	an entity that is, or is deemed to be, using (for purposes of ERISA or Section 4975 of the Code) “plan assets” to purchase or hold its investments; or

•

a person (including an entity) that has discretionary authority or control with respect to our assets or a person who provides investment advice with respect to our assets or an “affiliate” of such person, such transfer would not be a “prohibited transaction” under ERISA or Section 4975 of the Code or cause all or any portion of our assets to constitute “plan assets” under ERISA or Section 4975 of the Code.

Any person that acquires all or any portion of our investors’ Common Shares in a transfer permitted under the Subscription Agreement is obligated to pay to us the appropriate portion of any amounts thereafter becoming due in respect of the capital commitment committed to be made by its predecessor in interest. Our investors will remain liable for their capital commitments prior to the time, if any, when the purchaser, assignee or transferee of such shares, or fraction thereof, becomes a holder of such Common Shares.

Furthermore, should there be an Exchange Listing, holders of our Common Shares may be subject to lock-up restrictions pursuant to which they will be prohibited from selling Common Shares for a minimum period of time after the pricing of such IPO or the Exchange Listing. The specific terms of this restriction and any other limitations on the sale of our Common Shares in connection with or following an Exchange Listing will be agreed in advance between our board of directors and our Investment Advisor, acting on behalf of our investors, and the underwriters of the Exchange Listing other similar institutions, acting on our behalf, in connection with the Exchange Listing.

Provisions of the DGCL and Our Charter and Bylaws

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

The indemnification of our officers and directors will be governed by Section 145 of the DGCL, our charter and bylaws. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if (1) such person acted in good faith, (2) in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and (3) with respect to any criminal action or proceeding, such person had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the shareholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it is ultimately determined that he or she was not entitled to indemnification. DGCL Section 145 also provides that indemnification and advancement of expenses permitted under such Section are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. DGCL Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

Our charter will provide that our directors will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the current DGCL or as the DGCL may be amended. DGCL Section 102(b)(7) provides that the personal liability of a director to a corporation or its shareholders for breach of fiduciary duty as a director may be eliminated except for liability (1) for any breach of the director’s duty of loyalty to the registrant or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock or (4) for any transaction from which the director derives an improper personal benefit.

Our bylaws will provide for the indemnification of any person to the full extent permitted, and in the manner provided, by the current DGCL or as the DGCL may be amended.

As a BDC, we are not permitted to and will not indemnify the Investment Advisor, any of our executive officers and directors, or any other person against liability arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office, or by reason of reckless disregard of obligations and duties of such person arising under contract or agreement.

Election of Directors

Our bylaws will provide that the affirmative vote of a majority of the total votes cast “for” or “against” a nominee for director at a duly called meeting of shareholders at which a quorum is present is required to elect a director in an uncontested election. In a contested election, directors are elected by a plurality of the votes cast at a meeting of shareholders duly called and at which is a quorum is present. Our bylaws will provide that our board of directors may amend the bylaws to alter the vote required to elect directors.

Classified Board of Directors

Our board of directors is divided into three classes of directors serving staggered three-year terms, with the term of office of only one of the three classes expiring each year. At each annual meeting of shareholders, directors of the class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders following the meeting at which they were elected and until their successors are duly elected and qualified. A classified board of directors may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors helps to ensure the continuity and stability of our management and policies.

Number of Directors; Removal; Vacancies

Our charter and bylaws will provide that the number of directors will be set only by the board of directors. Our bylaws will provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than the minimum number required by the DGCL nor more than 12. We have elected to be subject to the provision of the DGCL regarding the filling of vacancies on the board of directors. Accordingly, except as may be provided by the board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on the board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled only by vote of a majority of the directors then in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act. Our charter will provide that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. The limitations on the ability of our shareholders to remove directors and fill vacancies could make it more difficult for a third-party to acquire, or discourage a third-party from seeking to acquire, control of us.

Action by Shareholders

Our charter will provide that any action required or permitted to be taken by the shareholders must be effected at an annual or special meeting of the shareholders, and may not be taken by written consent. These provisions, combined with the requirements of our bylaws regarding the calling of a shareholder-requested meeting of shareholders discussed below, may have the effect of delaying consideration of a shareholder proposal until the next annual meeting.

Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals

Our bylaws will provide that with respect to an annual meeting of shareholders, nominations of persons for election to the board of directors and the proposal of business to be considered by shareholders may be made only (1) by or at the direction of the board of directors, (2) pursuant to our notice of meeting or (3) by a shareholder who was a shareholder of record at the time of provision of notice, at the record date and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the special meeting has been called in accordance with our bylaws for the purposes of electing directors, by a shareholder who was a shareholder of record at the time of provision of notice, at the record date and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring shareholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although our bylaws do not give our board of directors any power to disapprove shareholder nominations for the election of directors or proposals will recommend certain action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders.

Calling of Special Meetings of Shareholders

Our bylaws will provide that special meetings of shareholders may be called by our board of directors and certain of our officers. Additionally, our bylaws will provide that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders will be called by the secretary of the corporation upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Delaware Anti-takeover Law

The DGCL contains provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our shareholders. We believe, however, that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because the negotiation of such proposals may improve their terms.

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested shareholder for a period of three years following the date that the shareholder became an interested shareholder, unless:

•	prior to such time, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

•

upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at a meeting of shareholders, by at least two-thirds of the outstanding voting stock that is not owned by the interested shareholder.

Section 203 of the DGCL defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested shareholder;

any sale, transfer, pledge or other disposition (in one transaction or a series of transactions) of 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation involving the interested shareholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested shareholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation owned by the interested shareholder; or

•	the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an interested shareholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Our board of directors will adopt a resolution exempting from Section 203 of the DGCL any business combination between us and any other person, subject to prior approval of such business combination by our board of directors, including approval by a majority of our independent directors.

Conflict with 1940 Act

Our bylaws will provide that, if and to the extent that any provision of the DGCL, or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Exclusive Forum

Our charter and bylaws will provide that, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, our charter or bylaws or the securities, antifraud, unfair trade practices or similar laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder, or (4) any action asserting a claim governed by the internal affairs doctrine will be a federal or state court located in the state of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company will be deemed, to the fullest extent permitted by law, to have notice of and consented to these exclusive forum provisions and to have irrevocably submitted to, and waived any objection to, the exclusive jurisdiction of such courts in connection with any such action or proceeding and consented to process being served in any such action or proceeding, without limitation, by United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Company, with postage thereon prepaid. The exclusive forum provisions may increase costs to bring a claim and may discourage claims or limit investors’ ability to bring a claim in a judicial forum that they find favorable. In addition, there may exist questions of law as to whether a court would enforce the exclusive forum provision.

 Item 12.   Indemnification of Directors and Officers.

See “Item 11. Description of Registrant’s Securities to be Registered – Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses.”

 Item 13.   Financial Statements and Supplementary Data.

Set forth below is an index to our financial statements attached to this Registration Statement.

 Item 14.   Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices, or financial statement disclosure.

 Item 15.   Financial Statements and Exhibits.

(a)	List separately all financial statements filed as part of the registration statement.

The financial statements attached to this Registration Statement are listed under “Item 13. Financial Statements and Supplementary Data.”

(b)	Exhibits

Exhibit Index

3.1	Form of Certificate of Incorporation.*

3.2	Form of Bylaws.*

10.1	Form of Investment Advisory and Management Agreement.*

10.2	[Form of Waiver Letter Agreement to the Investment Advisory and Management Agreement]*

10.3	Form of Administration Agreement.*

10.4	Form of Custody Agreement.

10.5	Form of Indemnification Agreement.*

10.6	Dividend Reinvestment Plan.*

10.7	Form of Subscription Agreement.*

10.8	Licensing Agreement.*

* To be filed by amendment

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

White Oak Secured Asset Lending Fund, Inc.
By:	/s/ Barbara J.S. McKee
Name: Barbara J.S. McKee
Title: Sole Director

 Date: November 25, 2024

[Index to Financial Statement]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[To be added by Amendment]

F-2

Statement of Assets and Liabilities

[ ], 202[ ]

F-3

Notes to Financial Statements

[ ], 202[ ]

F-4